Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

FIDELITY PRIVATE CREDIT COMPANY LLC,

FIDELITY PRIVATE CREDIT COMPANY II LLC,

and

Fidelity Diversifying Solutions LLC

Dated as of March 25, 2026

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made as of March 25, 2026, by and among Fidelity Private Credit Company LLC, a Delaware limited liability company (the “Acquired Fund”), and Fidelity Private Credit Company II LLC, a Delaware limited liability company (the “Acquiring Fund”) and, solely with respect to Section 5, Fidelity Diversifying Solutions LLC (“Adviser”). The Acquiring Fund and the Acquired Fund may be referred to herein collectively as the “Funds” or, each individually as, the “Fund.”

This Agreement is intended to be, and is adopted as, a “plan of reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The reorganization will comprise: (a) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund solely in exchange for units of beneficial interest in the Acquiring Fund (the “Acquiring Fund Units”) and the assumption by the Acquiring Fund of the Acquired Fund’s liabilities; and (b) the constructive distribution of such units by the Acquired Fund pro rata to its unitholders in complete liquidation and termination of the Acquired Fund, all upon the terms and conditions set forth in this Agreement. The foregoing transactions are referred to herein as the “Merger.”

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1.
REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED FUND. The Acquired Fund represents and warrants to and agrees with the Acquiring Fund that:

(a)
The Acquired Fund is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b)
The Acquired Fund is a closed-end management investment company that has elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended (the “1940 Act”);

(c)
There were 85,190,976.220 Class I Common Units of the Acquired Fund outstanding as of the close of business on March 24, 2026 (the “Acquired Fund Capitalization Date”). All of the issued and outstanding Class I Common Units have been duly authorized and validly issued and free of preemptive rights, with no personal liability with respect to Acquired Fund attaching to the ownership thereof. As of the date of this Agreement, no indebtedness having the right to vote on any matters on which members of Acquired Fund may vote (“Acquired Fund Voting Debt”) is issued or outstanding. As of the Acquired Fund Capitalization Date, Acquired Fund does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any units of the Acquired Fund (the “Acquired Fund Units”), Acquired Fund Voting Debt or any other equity securities of Acquired Fund or any securities representing the right to purchase or otherwise receive any Acquired Fund Units, Acquired Fund Voting Debt or other equity securities of Acquired Fund. There are no obligations of Acquired Fund or any of its consolidated subsidiaries to repurchase, redeem or otherwise acquire any Acquired Fund Units, Acquired Fund Voting Debt or any equity security of Acquired Fund or any of its consolidated subsidiaries or any securities representing the right to purchase or otherwise receive any Acquired Fund Units, Acquired Fund Voting Debt or any other equity security of Acquired Fund or any of its consolidated subsidiaries. All of the issued and outstanding equity securities of the consolidated subsidiaries of Acquired Fund are owned by Acquired Fund, directly or indirectly, free and clear of any Liens (where “Lien” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances), and all of such equity securities are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No consolidated subsidiary of Acquired Fund has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any equity security of such consolidated subsidiary or any securities representing the right to purchase or otherwise receive any equity security of such consolidated subsidiary.

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(d)
The Acquired Fund has filed with the Securities and Exchange Commission (“SEC”) or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed with the SEC by the Acquired Fund since such date, including any amendments or supplements thereto the “Acquired Fund SEC Documents”). As of their respective dates, or if amended or supplemented, as of the date of the last such amendment or supplement, the Acquired Fund SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the 1940 Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Acquired Fund SEC Documents at the time it was filed (or, if amended or supplemented, as of the date of such amendment or supplement) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading (or, in the case of the Acquired Fund SEC Documents that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act), as of the date of such registration statement or amendment or supplement became effective, contained any untrue statement or a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein misleading;

(e)
Each of the Acquired Fund and its consolidated subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable laws, including, if and to the extent applicable, the 1940 Act, the Securities Act, the Exchange Act and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Acquired Fund has not received any written or, to the knowledge of Acquired Fund, oral notification from a governmental authority of any non-compliance with any applicable laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to Acquired Fund and its consolidated subsidiaries, taken as a whole.

(f)
Except as disclosed in writing to the Acquiring Fund, there are no material legal, administrative, or other proceedings pending or, to the knowledge of the Acquired Fund, threatened against the Acquired Fund which assert liability on the part of the Acquired Fund. The Acquired Fund knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to the Acquiring Fund. The Acquired Fund is not subject to any cease-and-desist or other order or enforcement action (an “Order”) issued by, or is a party to any contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any governmental authority that currently restricts in any material respect the conduct of its business, or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs, nor has the Acquired Fund been advised in writing or, to the knowledge of the Acquired Fund, verbally, by any governmental authority that it is considering issuing, initiating, ordering, or requesting any of the foregoing. The Acquired Fund has made available to the Acquiring Fund all material correspondence with the SEC since January 1, 2023 and, as of the date of this Agreement, to the knowledge of the Acquired Fund (i) there are no unresolved comments from the SEC with respect to the Acquired Fund SEC Documents or any SEC examination of the Acquired Fund and (ii) none of the Acquired Fund SEC Documents is subject to any ongoing review by the SEC;

(g)
The Acquired Fund is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Fund and its consolidated subsidiaries, taken as a whole. The Acquired Fund has written policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) promulgated under the 1940 Act. There have been no “Material Compliance Matters” for the Acquired Fund as such term is defined in Rule 38a-1(e)(2) promulgated under the 1940 Act, other than those that have been reported to the Board of Directors of the Acquired Fund and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Fund. No “affiliated person” (as defined under the 1940 Act) of the Acquired Fund has been subject to disqualification to serve in any capacity contemplated by the 1940 Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the 1940 Act, unless, in each case, such person has received exemptive relief from the SEC with respect to any such disqualification. There is no material proceeding pending and served or, to the knowledge of the Acquired Fund, threatened that would result in any such disqualification;

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(h)
The Acquired Fund is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Second Amended and Restated Limited Liability Company Agreement, or, to the knowledge of the Acquired Fund, of any agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquired Fund or any of its consolidated subsidiaries is a party or by which the Acquired Fund or any of its consolidated subsidiaries is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Acquired Fund or any of its consolidated subsidiaries is a party or is bound, except any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Fund and its consolidated subsidiaries, taken as a whole;

(i)
The Consolidated Statements of Assets and Liabilities, the Consolidated Statement of Operations, the Consolidated Statement of Changes in Net Assets, Financial Highlights, the Consolidated Statements of Cash Flow, and the Consolidated Schedules of Investments of the Acquired Fund on September 30, 2025 have been furnished to the Acquiring Fund for the 9-month period ended September 30, 2025. Said Consolidated Statements of Assets and Liabilities and Consolidated Schedules of Investments fairly present the Acquired Fund’s financial position as of such date and said Consolidated Statement of Operations, Consolidated Statement of Changes in Net Assets, and Financial Highlights fairly reflect the Acquired Fund’s results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(j)
The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its Consolidated Statements of Assets and Liabilities as of September 30, 2025 and those incurred in the ordinary course of the Acquired Fund’s business as a business development company since September 30, 2025.

(k)
No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the Exchange Act, the 1940 Act, and state “blue sky” laws;

(l)
The Acquired Fund has filed or will file all federal and state tax returns which, to the knowledge of the Acquired Fund’s officers, are required to be filed by the Acquired Fund and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of the Acquired Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(m)
The Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years that began with or following the date of effectiveness of its conversion to corporate income tax status under the Code and intends to meet such requirements for its current taxable year ending on the Closing Date;

(n)
All of the issued and outstanding units of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding as a matter of Delaware law and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding units of the Acquired Fund will, at the Closing Date, be held by the persons and in the amounts set forth in the list of unitholders submitted to the Acquiring Fund in accordance with this Agreement; and

(o)
The execution, delivery, and performance of this Agreement have been duly authorized by all necessary limited liability company action on the part of the Acquired Fund, and this Agreement constitutes a valid and binding obligation of the Acquired Fund enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

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2.
REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND. The Acquiring Fund represents and warrants to and agrees with the Acquired Fund that:

(a)
The Acquiring Fund is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b)
The Acquiring Fund is a closed-end management investment company that shall elect to be regulated as a BDC, as defined in the 1940 Act;

(c)
There were no Class I Common Units of the Acquiring Fund outstanding as of the close of business on March 24, 2026 (the “Acquiring Fund Capitalization Date”). All of the issued and outstanding Class I Common Units have been duly authorized and validly issued and free of preemptive rights, with no personal liability with respect to Acquiring Fund attaching to the ownership thereof. As of the date of this Agreement, no indebtedness having the right to vote on any matters on which members of Acquiring Fund may vote (“Acquiring Fund Voting Debt”) is issued or outstanding. As of the Acquiring Fund Capitalization Date, Acquiring Fund does not have and is not bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any units of the Acquiring Fund (the “Acquiring Fund Units”), Acquiring Fund Voting Debt or any other equity securities of Acquiring Fund or any securities representing the right to purchase or otherwise receive any Acquiring Fund Units, Acquiring Fund Voting Debt or other equity securities of Acquiring Fund. There are no obligations of Acquiring Fund or any of its consolidated subsidiaries to repurchase, redeem or otherwise acquire any Acquiring Fund Units, Acquiring Fund Voting Debt or any equity security of Acquiring Fund or any of its consolidated subsidiaries or any securities representing the right to purchase or otherwise receive any Acquiring Fund Units, Acquiring Fund Voting Debt or any other equity security of Acquiring Fund or any of its consolidated subsidiaries. All of the issued and outstanding equity securities of the consolidated subsidiaries of Acquiring Fund are owned by Acquiring Fund, directly or indirectly, free and clear of any Liens, and all of such equity securities are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No consolidated subsidiary of Acquiring Fund has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any equity security of such consolidated subsidiary or any securities representing the right to purchase or otherwise receive any equity security of such consolidated subsidiary.

(d)
The Acquiring Fund has filed with the SEC and furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed with the SEC by the Acquiring Fund since such date, including any amendments or supplements thereto the “Acquiring Fund SEC Documents”). As of their respective dates, or if amended or supplemented, as of the date of the last such amendment or supplement, the Acquiring Fund SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the 1940 Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Acquiring Fund SEC Documents at the time it was filed (or, if amended or supplemented, as of the date of such amendment or supplement) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading (or, in the case of the Acquiring Fund SEC Documents that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act), as of the date of such registration statement or amendment or supplement became effective, contained any untrue statement or a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein misleading;

(e)
Each of the Acquiring Fund and its consolidated subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable laws, including, if and to the extent applicable, the 1940 Act, the Securities Act, the Exchange Act and ERISA. The Acquiring Fund has not received any written or, to the knowledge of Acquiring Fund, oral notification from a governmental authority of any non-compliance with any applicable laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to Acquiring Fund and its consolidated subsidiaries, taken as a whole.

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(f)
Except as disclosed in writing to the Acquired Fund, there are no material legal, administrative, or other proceedings pending or, to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund which assert liability on the part of the Acquiring Fund. The Acquiring Fund knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to the Acquiring Fund. The Acquiring Fund is not subject to any Order issued by, or is a party to any contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any governmental authority that currently restricts in any material respect the conduct of its business, or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs, nor has the Acquiring Fund been advised in writing or, to the knowledge of the Acquiring Fund, verbally, by any governmental authority that it is considering issuing, initiating, ordering, or requesting any of the foregoing. The Acquiring Fund has made available to the Acquired Fund all material correspondence with the SEC since its formation and, as of the date of this Agreement, to the knowledge of the Acquiring Fund (i) there are no unresolved comments from the SEC with respect to the Acquiring Fund SEC Documents or any SEC examination of the Acquiring Fund and (ii) as of the date of this Agreement, none of the Acquiring Fund SEC Documents is subject to any ongoing review by the SEC;

(g)
The Acquiring Fund is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Acquiring Fund and its consolidated subsidiaries, taken as a whole. The Acquiring Fund has written policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) promulgated under the 1940 Act. There have been no “Material Compliance Matters” for the Acquiring Fund as such term is defined in Rule 38a-1(e)(2) promulgated under the 1940 Act, other than those that have been reported to the Board of Directors of the Acquiring Fund and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to the Acquiring Fund and its consolidated subsidiaries, taken as a whole. No “affiliated person” (as defined under the 1940 Act) of the Acquiring Fund has been subject to disqualification to serve in any capacity contemplated by the 1940 Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the 1940 Act, unless, in each case, such person has received exemptive relief from the SEC with respect to any such disqualification. There is no material proceeding pending and served or, to the knowledge of the Acquiring Fund, threatened that would result in any such disqualification;

(h)
The Acquiring Fund is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Limited Liability Company Agreement, or, to the knowledge of the Acquiring Fund, of any agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund or any of its consolidated subsidiaries is a party or by which the Acquiring Fund or any of its consolidated subsidiaries is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the Acquiring Fund or any of its consolidated subsidiaries is a party or is bound, except any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to the Acquiring Fund and its consolidated subsidiaries, taken as a whole;

(i)
No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act, the Exchange Act, the 1940 Act, and state “blue sky” laws;

(j)
The Acquiring Fund has filed or will file all federal and state tax returns which, to the knowledge of the Acquiring Fund’s officers, are required to be filed by the Acquiring Fund and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of the Acquiring Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

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(k)
The Acquiring Fund intends to meet the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for its taxable year that begins with or following the date of effectiveness of its conversion to corporate income tax status under the Code and ends on December 31, 2026;

(l)
As of the Closing Date, the units of membership interest of the Acquiring Fund to be issued to the members of Acquired Fund will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued by the Acquiring Fund, and no unitholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof;

(m)
The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary limited liability company action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception);

(n)
The Acquiring Fund’s registration statement when filed with the SEC by the Acquiring Fund on Form 10 (the “Registration Statement”) (i) will comply in all material respects with the provisions of the Securities Act, the Exchange Act, and the 1940 Act, and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(o)
The issuance of the Acquiring Fund units pursuant to this Agreement will be in compliance with all applicable federal securities laws; and

(p)
All of the issued and outstanding units of beneficial interest of the Acquiring Fund have been offered for sale and sold in conformity with the federal securities laws.

3.
MERGER.

(a)
Subject to the terms and conditions of this Agreement, in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), at the Effective Time, Acquired Fund shall merge with and into Acquiring Fund, and the separate limited liability company existence of Acquired Fund shall cease (the “Merger”). Acquiring Fund shall be the surviving company in the Merger (the “Surviving Company”) and shall continue its existence as a limited liability company under the laws of the State of Delaware.

(b)
At and after the Effective Time, the Merger shall have the effects set forth in the DLLCA.

(c)
At the Effective Time, by virtue of the Merger and without any action on the part of Acquiring Fund or Acquired Fund or the holder of any securities of any such party:

(i)
each Acquired Fund Unit, all of which are in non-certificated book-entry form, issued and outstanding as of immediately prior to the Effective Time (except for the Canceled Units (as defined below)) shall automatically be converted, in accordance with the procedures set forth in this Section 3, into the right to receive, subject to the terms and conditions of this Agreement, a number of units of Acquiring Fund equal to the Exchange Ratio and any distributions payable pursuant to Section 3(k) (the “Merger Consideration”); provided, however, that no fractional units shall be issued in connection with the Merger and holders of Acquired Fund Units who otherwise would be entitled to receive fractional Acquiring Fund Units shall have such fractional units rounded up to one additional whole unit;

(ii)
all of the Acquired Fund Units converted into the right to receive the Merger Consideration pursuant to this Section 3 shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each such Acquired Fund Unit shall thereafter represent only the right to receive the Merger Consideration;

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(iii)
all of the Acquired Fund Units issued and outstanding as of immediately prior to the Effective Time that are owned by Acquired Fund, Acquiring Fund or any of their respective Consolidated Subsidiaries shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor (such units, the “Canceled Units”);

(iv)
each Acquiring Fund Unit issued and outstanding as of immediately prior to the Effective Time shall remain outstanding as an identical Acquiring Fund Unit; and

(v)
the Exchange Ratio shall be appropriately adjusted (to the extent not already taken into account in determining the Closing Acquiring Fund Net Asset Value and/or the Closing Acquired Fund Net Asset Value, as applicable) if, between the date of this Agreement and the Effective Time, (A) either Acquiring Fund or Acquired Fund declares or pays an extraordinary distribution, or (B) the respective outstanding Acquired Fund Units or Acquiring Fund Units shall have been increased or decreased or changed into or exchanged for a different number or kind of securities as a result of any reclassification, recapitalization, unit split, reverse unit split, split-up, combination or exchange of units, or if a unit distribution or distribution payable in any other securities shall be authorized and declared with a record date within such period. For the avoidance of doubt, any distribution by Acquired Fund payable to its members with a record date after the Closing Date shall not be an extraordinary distribution. Nothing in this Section 3(c)(v) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(d)
At the Effective Time, the certificate of formation of Acquiring Fund, as in effect immediately prior to the Effective Time, shall be the certificate of formation of Acquiring Fund, as the Surviving Company, as of the Effective Time, and the limited liability company agreement of Acquiring Fund, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of Acquiring Fund, as the Surviving Company, as of the Effective Time (except that the name of the Surviving Company in such certificate of formation and limited liability company agreement shall be “Fidelity Private Credit Company LLC”), in each case until thereafter amended in accordance with applicable law and the respective terms of such certificate of formation and limited liability company agreement, as applicable.

(e)
Subject to applicable law, the directors and officers of Acquiring Fund immediately prior to the Effective Time shall be the directors and officers of the Surviving Company immediately after consummation of the Merger and shall hold office until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal.

(f)
At the Effective Time, (i) the advisory agreement, by and between the Acquired Fund and Adviser, dated May 10, 2023 and (ii) the administration agreement, by and between the Acquired Fund and Adviser, dated May 10, 2023 (as may be amended, restated, supplemented or otherwise modified prior to the Effective Time) shall be automatically terminated and of no further force and effect.

(g)
Any reporting responsibility of the Acquired Fund is and shall remain its responsibility up to and including the Effective Time.

(h)
Prior to the Effective Time, Acquiring Fund shall appoint Acquiring Fund’s transfer agent or other bank or trust company to act as exchange agent (the “Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of Acquiring Fund and Acquired Fund.

(i)
Each holder of record of Acquired Fund Units (other than the Canceled Units) that were converted into the right to receive the Merger Consideration pursuant to Section 3(c), shall be entitled to receive, as soon as reasonably practicable after the Effective Time, the Merger Consideration.

(j)
No holder of record of Acquired Fund Units shall be required to deliver a certificate or a letter of transmittal to the Exchange Agent to receive the Merger Consideration in respect of such Acquired Fund Units. The Surviving Company shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (but in no event later than five (5) Business Days (where “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close) after the Effective Time to each such holder of record as of the Effective Time), the Merger Consideration to which such holder is entitled hereunder. Payment of the Merger Consideration with respect to Acquired Fund Units shall only be made to the person or entity in whose name such Acquired Fund Units were registered as of immediately prior to the Effective Time.

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(k)
Following the Effective Time, each record holder of Acquired Fund Units (other than Canceled Units) as of immediately prior to the Effective Time shall be entitled to receive, without interest, at the appropriate payment date, the amount of distributions payable with respect to the Acquiring Fund Units with a record date on or after the Effective Time (but before the issuance of the Acquiring Fund Units) and theretofore payable with respect to Acquiring Fund Units and not paid.

(l)
All Merger Consideration paid by Acquiring Fund in accordance with the terms of this Section 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to Acquired Fund Units in respect of which such amounts were paid. From and after the Effective Time, the unit transfer books of Acquired Fund shall be closed, and there shall be no further transfers on the unit transfer books of Acquired Fund of Acquired Fund Units that were issued and outstanding immediately prior to the Effective Time.

4.
VALUATION.

(a)
The “Valuation Time” shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date and time no earlier than forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b)
The net asset value per unit of the Acquiring Fund Units and the net asset value per unit of the Acquired Fund Units shall in each case be determined as of the Valuation Time.

(c)
Except as may be mutually agreed by the parties, the value of each investment asset owned by the Acquired Fund that is used in connection with the computations made by the Acquired Fund pursuant to this Section 4 will be determined in accordance with the valuation policies and procedures approved by the Acquired Fund’s Board of Directors and set forth in the Acquired Fund’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to this Section 4 for purposes of this Agreement, and the value of all assets owned by the Acquired Fund other than investment assets that are used in connection with the computations made by the Acquired Fund pursuant to this Section 4 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the Acquired Fund’s Board of Directors. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by the Adviser (as defined below) on behalf of the Acquired Fund and approved by the Acquired Fund’s Board of Directors for purposes of such computations were or will be approved by the Acquired Fund’s Board of Directors in good faith in accordance with the valuation policies and procedures approved by the Acquired Fund’s Board of Directors. Except as may be mutually agreed by the parties, the value of each investment asset owned by the Acquiring Fund that is used in connection with the computations made by the Acquiring Fund pursuant to this Section 4 will be determined in accordance with the valuation policies and procedures approved by the Acquiring Fund’s Board of Directors and set forth in the Acquiring Fund’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to this Section 4 for purposes of this Agreement, and the value of all assets owned by the Acquiring Fund other than investment assets that are used in connection with the computations made by the Acquiring Fund pursuant to this Section 4 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the Acquiring Fund’s Board of Directors. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by the Adviser (as defined below) on behalf of the Acquiring Fund and approved by the Acquiring Fund’s Board of Directors for purposes of such computations were or will be approved by the Acquiring Fund’s Board of Directors in good faith in accordance with the valuation policies and procedures approved by the Acquiring Fund’s Board of Directors. All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly–owned subsidiary of FMR LLC, in accordance with its regular practice as pricing agent for the Acquired Fund and the Acquiring Fund.

(d)
The “Exchange Ratio” shall mean the quotient (rounded to the fourth nearest decimal) of: (i) the net asset value per unit of the Acquired Fund, divided by (ii) the net asset value per unit of the Acquiring Fund.

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(e)
The "Closing Acquired Fund Net Asset Value" means the net asset value of the Acquired Fund as of the Valuation Time, calculated in accordance with subsections (b) and (c) of this Section 4.

(f)
The "Closing Acquiring Fund Net Asset Value" means the net asset value of the Acquiring Fund as of the Valuation Time, calculated in accordance with subsections (b) and (c) of this Section 4.

(g)
The Acquired Fund at the Closing shall provide the Acquiring Fund with access to a statement of the Acquired Fund’s assets and liabilities, together with a list of its portfolio securities showing each such security’s adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time.
(h)
That the Acquired Fund’s custodian shall deliver to the Acquiring Fund a certificate identifying the assets of the Acquired Fund held by such custodian as of the Valuation Time on the Closing Date stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to the Acquiring Fund; (ii) the Acquired Fund’s assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian’s knowledge, all applicable taxes (including stock transfer taxes, if any) in conjunction with the delivery of the assets, that the custodian has been notified are due, have been paid or provision for payment has been made.

(i)
That the Acquired Fund at the closing shall provide the Acquiring Fund with access to the number of units of the Acquired Fund outstanding as of the Valuation Time and the name and address of each holder of record of any such units and the number of units held of record by each such unitholder, as maintained by the Acquired Fund’s transfer agent.

5.
FEES; EXPENSES.

(a)
All costs and expenses incurred by the Acquired Fund and the Acquiring Fund in connection with this Agreement and the transactions contemplated hereby shall be paid by the Adviser, whether or not the transactions contemplated hereby are consummated. Such expenses shall include, without limitation: (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) accounting fees; (iii) printer fees, (iv) legal fees, and (v) filing fees.

(b)
No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquired Fund or the Acquiring Fund.

6.
CLOSING DATE.

(a)
On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”), unless otherwise provided herein, shall take place via remote communication and by the exchange of signatures by electronic transmission (i) on the date that is the later of (A) three (3) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Sections 7, 8 and 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) and (B) July 31, 2026 (subject to the satisfaction or waiver of the conditions set forth in Sections 7, 8 and 9), or (ii) at some other time, date, and place agreed to by the Acquired Fund and the Acquiring Fund (the “Closing Date”).

(b)
The Merger shall become effective as set forth in the certificate of merger with respect to the Merger (the Certificate of Merger) that shall be filed with, and accepted for record by, the Secretary of State of the State of Delaware on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger.

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7.
CONDITIONS TO OBLIGATIONS OF THE ACQUIRING FUND TO EFFECT THE MERGER.

The obligations of the Acquiring Fund to effect the Merger are subject to the satisfaction or waiver by the Acquired Fund, at or prior to the Effective Time, of the following conditions:

(a)
The representations and warranties of the Acquired Fund (i) set forth in Section 1(c) shall be true and correct in all respects (other than de minimis inaccuracies) as of Valuation Time and as of the Closing Date, as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) the representations and warranties of the Acquired Fund in Section 1 (other than those referenced in Section 7(a)(i)) are true and correct in all material respects as of Valuation Time and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any materiality qualification to such representations and warranties; and the Acquiring Fund shall have received a certificate duly executed on behalf of the Acquired Fund by an authorized officer of the Acquired Fund to the effect that the conditions set forth in this Section 7(a) have been satisfied;

(b)
the Acquired Fund shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiring Fund shall have received a certificate duly executed on behalf of the Acquired Fund by an authorized officer of the Acquired Fund to the effect that the condition set forth in this Section 7(b) has been satisfied; and

(c)
That there has been no material adverse change in the Acquired Fund’s financial position since the date of this Agreement, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its units, dividends paid, or losses from operations.

8.
CONDITIONS TO OBLIGATIONS OF THE ACQUIRED FUND TO EFFECT THE MERGER.

The obligations of the Acquired Fund to effect the Merger are subject to the satisfaction or waiver by the Acquiring Fund, at or prior to the Effective Time, of the following conditions:

(a)
The representations and warranties of the Acquiring Fund (i) set forth in Section 2(c) shall be true and correct in all respects (other than de minimis inaccuracies) as of Valuation Time and as of the Closing Date, as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) the representations and warranties of the Acquiring Fund in Section 2 (other than those referenced in Section 8(a)(i)) are true and correct in all material respects as of Valuation Time and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any materiality qualification to such representations and warranties; and the Acquired Fund shall have received a certificate duly executed on behalf of the Acquiring Fund by an authorized officer of the Acquiring Fund to the effect that the conditions set forth in this Section 8(a) have been satisfied;

(b)
the Acquiring Fund shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquired Fund shall have received a certificate duly executed on behalf of the Acquiring Fund by an authorized officer of the Acquiring Fund to the effect that the condition set forth in this Section 8(b) has been satisfied; and

(c)
there has been no material adverse change in the Acquiring Fund’s financial position since the date of this Agreement, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its units, dividends paid, or losses from operations.

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9.
CONDITIONS TO OBLIGATIONS OF THE ACQUIRING FUND AND THE ACQUIRED FUND TO EFFECT THE MERGER.

The respective obligations of the Funds to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a)
no Order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect;

(b)
there shall be no proceeding by any governmental authority of competent jurisdiction pending that challenges the Merger or any of the other transactions contemplated hereby or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Merger or any of the other transactions contemplated hereby;

(c)
the Registration Statement is effective under the Exchange Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund and the Acquired Fund, threatened by the SEC;

(d)
the determination of the Closing Acquired Fund Net Asset Value and the Closing Acquiring Fund Net Asset Value shall have been completed in accordance with Section 4;

(e)
the Acquiring Fund and the Acquired Fund shall have received an opinion of Dechert LLP satisfactory to the Acquiring Fund and the Acquired Fund substantially to the effect that for federal income tax purposes:

(i)
the Merger will constitute a tax–free reorganization under Section 368(a) of the Code.

(ii)
the Acquired Fund will not recognize gain or loss upon the transfer of substantially all of its assets to the Acquiring Fund in exchange solely for the Acquiring Fund Units and the assumption of all liabilities of the Acquired Fund;

(iii)
the Acquired Fund will not recognize gain or loss upon the distribution to its unitholders of the Acquiring Fund Units received by the Acquired Fund in the Merger;

(iv)
the Acquiring Fund will recognize no gain or loss upon receiving the properties of the Acquired Fund in exchange solely for the Acquiring Fund Units and the assumption of all liabilities of the Acquired Fund;

(v)
the adjusted basis to the Acquiring Fund of the properties of the Acquired Fund received by the Acquiring Fund in the Merger will be the same as the adjusted basis of those properties in the hands of the Acquired Fund immediately before the exchange;

(vi)
the Acquiring Fund’s holding periods with respect to the properties of the Acquired Fund that the Acquiring Fund acquires in the Merger will include the respective periods for which those properties were held by the Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset);

(vii)
the Acquired Fund unitholders will recognize no gain or loss upon receiving the Acquiring Fund Units solely in exchange for the Acquired Fund units;

(viii)
the aggregate basis of the Acquiring Fund Units received by an Acquired Fund unitholder in the Merger will be the same as the aggregate basis of the Acquired Fund units surrendered by the Acquired Fund unitholder in exchange therefor; and

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(ix)
an Acquired Fund unitholder’s holding period for the Acquiring Fund Units received by the Acquired Fund unitholder in the Merger will include the holding period during which the Acquired Fund unitholder held the Acquired Fund units surrendered in exchange therefor, provided that the Acquired Fund unitholder held such units as a capital asset on the date of the Merger.

(f)
the First Amendment (the “Truist Financing Amendment”) to the Senior Secured Revolving Credit Agreement, dated as of June 16, 2025, entered into by the Acquired Fund the lenders and issuing banks party thereto, Truist Bank, as administrative agent, and ING Capital LLC, as valuation agent, is effective in accordance with its terms; and

(g)
the Fifth Amendment (the “JPM Financing Amendment”) to the Loan and Security Agreement, dated as of August 25, 2022, as amended, entered into by the Acquired Fund, as portfolio manager, Fidelity Direct Lending Fund I JSPV LLC, as borrower, the lenders party thereto, JPMorgan Chase Bank, National Association, as administrative agent, State Street Bank and Trust Company, as collateral agent and securities intermediary, and Virtus Group, LP, as collateral administrator, is effective in accordance with its terms.

Neither Acquired Fund nor Acquiring Fund may rely on the failure of any condition set forth in this Section 7, Section 8 or Section 9 to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the Transactions.

10.
COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND.

(a)
The Acquired Fund covenants that it will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund’s units.

(b)
Following the Effective Time, the Acquiring Fund shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless and advance expenses to the present and former directors and officers of the Acquired Fund or its consolidated subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated hereby). In the event of any such Indemnified Liabilities, (i) the Acquiring Fund shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable law provided that the person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification and complies with other applicable provisions imposed under the 1940 Act and interpretations thereof by the SEC or its staff and (ii) the Acquiring Fund and the applicable Indemnified Parties shall cooperate in the defense of such matter. Any Indemnified Party wishing to claim indemnification under this subsection (f), upon learning of any proceeding described above, shall promptly notify the Acquiring Fund in writing; provided, that the failure to so notify shall not affect the obligations of the Acquiring Fund under this subsection (f) unless the Acquiring Fund is materially prejudiced as a consequence. If the Acquiring Fund or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers or otherwise disposes of all or substantially all of its assets to any other entity, then and in each such case, the Acquiring Fund shall cause proper provision to be made so that the successors and assigns of the Acquiring Fund shall assume the obligations set forth in this subsection (b). The provisions of this subsection (b) are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

(c)
Prior to the Effective Time, the Board of Directors of the Acquired Fund shall take all such steps as may be required to cause any dispositions of Acquired Fund Units resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, as amended, with respect to the Acquired Fund to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act, as amended.

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(d)
Each Fund acknowledges and agrees that, except for the representations and warranties of the Acquired Fund in Section 1 and the representations and warranties of the Acquiring Fund in Section 2, none of the Acquired Fund, the Acquiring Fund, or any of their respective consolidated subsidiaries or any other person acting on behalf of the foregoing has made or relied on any representation or warranty, express or implied. Except for the representations and warranties of the Acquired Fund in Section 1 and the representations and warranties of the Acquiring Fund in Section 2, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Acquired Fund and the Acquiring Fund are hereby expressly disclaimed by the Acquired Fund and the Acquiring Fund, respectively.

(e)
The Acquired Fund shall coordinate with the Acquiring Fund in designating the record and payment dates for any quarterly distributions to the Acquired Fund’s unitholders declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and the Acquired Fund shall not authorize or declare any distribution to its unitholders after the Valuation Time at any time on or before the Closing Date.

(f)
On or prior to the Closing Date, the Acquired Fund will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the unitholders of the Acquired Fund substantially all of the Acquired Fund’s investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date.

(g)
During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, each of the Acquiring Fund and Acquired Fund shall not, and shall not permit any of its consolidated subsidiaries to, directly or indirectly, without the prior written consent of Acquiring Fund (including the consent of a majority of the Independent Directors of Acquiring Fund) or Acquired Fund (including the consent of a majority of the Independent Directors of Acquired Fund), as applicable, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause the Surviving Company to fail to qualify as a regulated investment company.

11.
TERMINATION.

This Agreement may be terminated at or prior to the Closing Date (and solely with respect to 11(ii)(B), in the event the Closing Date shall not have occurred on or prior to September 4, 2026):

(i)
by mutual consent of Acquired Fund and Acquiring Fund in a written instrument authorized by each of the Board of Directors of Acquired Fund and the Board of Directors of Acquiring Fund;

(ii)
by either Acquired Fund or Acquiring Fund on written notice to the other, if:

(A)
any governmental authority of competent jurisdiction shall have issued a final and non-appealable Order, or promulgated any other law, permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereby, provided that the right to terminate this Agreement pursuant to this Section 11 (ii)(A) will not be available to any such party if such party’s breach of any provision of this Agreement has been the primary cause of, or primarily resulted in, such final, non-appealable Order or law; or

(B)
the Merger shall not have been consummated on or before September 4, 2026 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 11(ii)(B) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure to consummate the Merger prior to the Termination Date.

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(iii)
by Acquired Fund on written notice to the Acquiring Fund, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Acquiring Fund, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8(a) or 8(b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by Acquired Fund to Acquiring Fund (provided that Acquired Fund is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 9, 7(a) or 7(b) not to be satisfied); or

(iv)
by Acquiring Fund on written notice to the Acquired Fund, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Acquired Fund, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7(a) or (b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of notice thereof by Acquiring Fund to Acquired Fund (provided that Acquiring Fund is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 9, 8(a) or 8(b) not to be satisfied).

In the event of any such termination, this Agreement shall forthwith become void and have no effect, and there shall be no liability of any nature whatsoever on the part of the Acquired Fund or the Acquiring Fund, the Adviser, any of their respective affiliates, or any of the directors or officers of any of them; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the transactions contemplated by this Agreement when such party was obligated to do so in accordance with the terms hereof.

12.
SOLE AGREEMENT; GOVERNING LAW; VENUE; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a)
This Agreement supersedes all previous correspondence and oral communications among the parties hereto regarding the subject matter hereof. Except as otherwise specifically provided in Section 10(b), this Agreement is not intended to and does not confer upon any person or entity other than the parties hereto any rights or remedies under this Agreement.

(b)
This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or any document, certificate or instrument delivered in connection herewith, or the transactions contemplated by this Agreement, including the negotiation, execution or performance of this Agreement (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of law principles that would require the application of the substantive Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the Investment Company Act shall control.

(c)
This Agreement may be amended by the parties hereto, by action taken or authorized by, with respect to the Funds, their respective Boards of Directors and, solely with respect to amendments to Section 5, Adviser. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(d)
At any time prior to the Effective Time, each Fund, by action taken or authorized by its Board of Directors, and, solely with respect to Section 5, Adviser, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (iii) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

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(e)
None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

13.
ASSIGNMENT; SPECIFIC PERFORMANCE; COUNTERPARTS.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or entity other than the parties hereto and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

This Agreement may be executed in two or more counterparts, (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective counterparts when the counterparts have been signed by each of the parties and delivered, it being understood that each party need not sign the same counterpart.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY PRIVATE CREDIT COMPANY LLC

/s/Heather Bonner
Heather Bonner
Treasurer

FIDELITY PRIVATE CREDIT COMPANY II LLC

/s/Heather Bonner
Heather Bonner
Treasurer

The Adviser hereby agrees to assume the expenses provided for in accordance with Section 5 of this Agreement.

ACCEPTED AND AGREED

Fidelity Diversifying Solutions LLC

/s/Christopher J. Rimmer
Christopher J. Rimmer
Treasurer

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EXHIBIT A

FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

[ATTACHED]

Fidelity Private Credit Company II LLC

Amended and Restated

Limited Liability Company Agreement

Dated as of March 18, 2026

TABLE OF CONTENTS

i

Signature Pages of Members

Appendix I Definitions

Schedule A Schedule of Directors

Schedule B Schedule of Officers

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
FIDELITY PRIVATE CREDIT COMPANY II LLC

This Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Fidelity Private Credit Company II LLC (the “Fund”) is entered into as of March 18, 2026 by and among those Persons who have entered into Subscription Agreements with the Fund and admitted as members of the Fund (the “Members”).

RECITALS

WHEREAS, the Fund was formed under the Delaware Limited Liability Company Act (6 Del. C. §18-201, et seq.) (as amended from time to time, the “Delaware Act”) pursuant to a Certificate of Formation of the Fund (as amended from time to time hereafter, the “Certificate”), which was filed with the Secretary of State of the State of Delaware on the 21st day of January 2026; and

WHEREAS, subsequent to the date hereof, the Fund intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and register the Units (as defined herein) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as contemplated by the terms herein, provided that prior to such election and registration the Fund would not be subject the provisions of the 1940 Act or the Exchange Act, respectively; and

WHEREAS, the Fund and the Members previously entered into that certain Limited Liability Company Agreement, dated as of March 4, 2026 (the “Original Agreement”); and

WHEREAS, the Members wish to amend and restate the Original Agreement in its entirety to reflect certain modifications as hereinafter set forth;

NOW, THEREFORE, in order to carry out the intentions expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members now hereby agree that the Original Agreement be amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in APPENDIX I hereto. APPENDIX I also indicates other sections of this Agreement in which certain other terms used in this Agreement are defined.

ARTICLE II
ORGANIZATION; POWERS

Section 2.1 Formation of Limited Liability Company; Admission; Name and Address.

(a) Formation. The Fund was formed as a Delaware limited liability company on January 21, 2026.

(b) Admission. Each Person who is to be admitted as a Member pursuant to this Agreement shall accede to this Agreement by, and shall be admitted to the Fund as a Member upon, executing a Subscription Agreement or other written document pursuant to which such Person agrees to become a Member and be bound by this Agreement following the Fund’s acceptance of such document, and a counterpart signature page to this Agreement, which shall not require the consent or approval of any other Member. The Fund shall make any necessary filings with the appropriate governmental authorities and take such actions as are necessary under applicable law to effectuate any admission. Each such agreement and/or document described in this Section 2.1(a) may be executed on behalf of a Member by an authorized representative of the Fund, as attorney-in-fact for such Member, with the same force and effect as if executed directly by the Member.

(c) Name. The name of the Fund is “Fidelity Private Credit Company II LLC.”

(d) Address. The registered office of the Fund in the State of Delaware, and the registered agent for service of process on the Fund at such address, shall be as specified in the Certificate or as is designated by the Members from time to time in accordance with the Delaware Act. The principal place of business of the Fund shall be 245 Summer Street, Boston, MA 02210, or such other place as the Fund may determine from time to time.

Section 2.2 Purpose; Powers. In furtherance of the investment objectives of the Fund, the Fund may engage in any lawful act or activity for which limited liability companies may be formed under the laws of the State of Delaware and shall have all the powers available to it as a limited liability company formed under the laws of the State of Delaware.

ARTICLE III
MEMBERS, VOTING, AND CONSENTS

Section 3.1 Names, Addresses and Subscriptions. The name, address and e-mail address, the number and class of Units held and the Capital Contribution (as defined below) of each Member are set forth in the books and records of the Fund. The Fund shall maintain such books and records in a manner consistent with this Agreement and shall cause such books and records to be revised to reflect (a) the admission of any additional or substituted Member occurring pursuant to the terms of this Agreement, (b) the withdrawal, or partial withdrawal, of any Member pursuant to the terms of this Agreement, (c) any change in the identity, address or e-mail address of a Member, or (d) any changes in the number of Units owned, any change in a Member’s Capital Commitment or a Member’s Capital Contribution occurring pursuant to the terms of this Agreement.

Section 3.2 Status of Members.

(a) Limited Liability. No Member or former Member (as defined below), in its capacity as such, shall be liable for any of the debts, liabilities or obligations of the Fund except as provided in this Section 3.2(a) and to the extent otherwise required by law. Each Member and former Member shall be required to pay to the Fund (i) any Capital Contributions that it has agreed to make to the Fund pursuant to this Agreement and the applicable Subscription Agreement; (ii) the amount of any distribution that it is required to return to the Fund pursuant to the Delaware Act; and (iii) the unpaid balance of any other payments that it is expressly required to make to the Fund pursuant to this Agreement or pursuant to the applicable Subscription Agreement, as the case may be.

As used in this Agreement, “former Members” refers to such Persons who hereafter, from time to time, cease to be Members pursuant to the terms and provisions of this Agreement.

(b) Effect of Death, Dissolution or Bankruptcy. Upon the death, incompetence, bankruptcy, insolvency, liquidation or dissolution of a Member, the rights and obligations of such Member under this Agreement, to the maximum extent permitted by law, shall inure to the benefit of, and shall be binding upon, such Member’s successor(s), estate or legal representative. Each such Person shall be treated as provided in the second sentence of Section 10.2(b) unless and until such Person is admitted as a substituted Member pursuant to Section 10.2. Any Transfer of the Units so acquired by such successor, estate or legal representative shall be subject to the requirements of Article 10.

(c) No Control of Fund. Except as otherwise provided herein, no Member shall have the right or power to: (i) withdraw its Capital Contribution to the Fund; (ii) to the maximum extent permitted by law, cause the dissolution and winding up of the Fund or (iii) demand property in return for its capital contributions. No Member, in its capacity as such, shall take any part in the control of the affairs of the Fund, undertake any transactions on behalf of the Fund, or have any power to sign for or otherwise to bind the Fund.

(d) Dual Status. A Member may hold both Common Units and, if issued, Preferred Units. A Member who holds both Common Units and Preferred Units shall be treated separately as a Common Unitholder with respect to its Common Units and as a Preferred Unitholder with respect to its Preferred Units, except as otherwise provided in this Agreement.

Section 3.3 Admission of New Members; Capital Contributions.

(a) Initial Closing Date. The Fund will hold an initial closing on such date as may be determined by the Fund in its discretion (“Initial Closing Date”). New Subscribers to the Fund will each enter into a Subscription Agreement pursuant to which the subscriber will agree to purchase Common Units for an aggregate purchase price equal to the portion of its requested capital contribution to the Fund that is accepted by the Fund (its “Capital Contribution”), subject to this Agreement.

(b) Subsequent Closings. The Fund may hold closings subsequent to the Initial Closing Date (each such closing a “Subsequent Closing”, and each date on which a subsequent closing is held, a “Subsequent Closing Date”) and issue additional Units (including Units of any New Class (as defined below)) to any Member (including any Additional Member (as defined below)) on terms and conditions as determined by the Board. The Fund will hold an initial capital drawdown from investors on such date to be determined by the Fund in its discretion (the “Initial Drawdown” and the date on which the Initial Drawdown occurs, the “Initial Drawdown Date”) Units shall be issued at a per Unit price in accordance with the 1940 Act, subject to a determination by the Board or the Officers that such price is not below the Fund’s then current NAV as may be required pursuant to the 1940 Act.

In addition to all legal remedies available to the Fund, failure by a Member to purchase additional Units when capital is called in respect of a Member’s Capital Commitment will (following a cure period of five (5) Business Days) result in that Member being subject to certain default provisions set forth in Section 7.2(e) of this Agreement.

(c) Additional Members. One or more additional Members of any New Class or of any existing class of Units (each an “Additional Member”) may be admitted into the Fund at any time by acquiring Units in accordance with this Agreement. Any Units acquired by an Additional Member shall be Class I Units, Preferred Units or units of a New Class, as determined by the Board in its discretion. In furtherance of the foregoing, the Members acknowledge and agree that the Fund anticipates issuing Class I Units, Preferred Units and/or units of a New Class to certain Persons in connection with Subsequent Closings as set forth in Section 3.3(b). Prior to the admission of any Additional Member, such Additional Member shall execute a written agreement pursuant to which such Additional Member shall agree to be bound by all of the terms and provisions of this Agreement applicable to Members and shall deliver such additional documentation to the Fund as the Board shall reasonably require to admit such Additional Member to the Fund.

Section 3.4 Management and Control of the Fund.

(a) Board of Directors.

(i) As of the date hereof, the Fund’s board of directors (the “Board of Directors” or the “Board”) will be composed of five directors. Thereafter, the number of directors (each, a “Director”) shall be determined by a majority of the Directors then in office. Directors need not be Members. The Board may designate a Chair of the Board (the “Chair of the Board”), who shall preside over the meetings of the Board of Directors and meetings of the Unitholders, lead the Board of Directors in fulfilling its responsibilities as set forth in this agreement, and determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors. In the absence of the Chair of the Board, meetings of the Board of Directors and meetings of the Unitholders shall be presided over by the President of the Fund (the “President”) to the extent he or she is a Director, or in the absence of the Chair of the Board of Directors and the President, by such other person as the Board of Directors may designate or the Directors present may select.

(ii) Notwithstanding anything to the contrary herein, to the extent required by the 1940 Act, at any time when there are outstanding Preferred Units, the Preferred Unitholders shall have the right, as a class, to elect (a) two additional Directors to the Board, but shall not elect or vote for the other Directors, and (b) if and for so long as dividends on the Preferred Units are unpaid in an amount equal to two full years of dividends on the Preferred Units, a majority of the Directors, such majority to be achieved by adding sufficient number of new Directors to the Board, all of whom are elected by the Preferred Unitholders, who, together with the Directors set forth in clause (a), will constitute a majority of the Directors (such Directors under clause (a) or (b), as applicable, the “Preferred Appointed Directors”). In the event any Preferred Units are issued and outstanding, the Preferred Unitholders shall be entitled to elect the Preferred Appointed Directors at a meeting of the Members, which shall be called in the manner as provided in Section 3.6.

(iii) Regular meetings of the Board may be held at such places and times as shall be determined from time to time by the Board. Special meetings of the Board may be called by the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, U.S. mail or courier to each Director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by U.S. mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Fund by the Director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Fund by the Director and receipt of a completed answer-back indicating receipt. Notice by U.S. mail shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or this Agreement. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

(iv) Fifty percent (50%) of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law or by this Agreement, the act of a majority of the Directors present (including Directors present by telephone or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Board in person) at a meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the Directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

(v) Unless otherwise restricted by this Agreement, any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

(vi) Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee; provided, however, that this Section 3.4(a)(vi) shall not apply to any action of the Board that requires the vote of the Directors to be cast in person at a meeting pursuant to the 1940 Act.

(vii) As of the date of this Agreement, the names of Directors are set forth on SCHEDULE A. Each Director will hold office until his or her death, resignation, retirement, disqualification or removal.

(viii) Upon and following the election by the Fund to be regulated as a BDC under the 1940 Act, a majority of the Directors will consist of Directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) (the “Independent Directors”).

(ix) Any Director may resign at any time by submitting his or her written resignation to the Board of Directors or secretary of the Fund. Such resignation shall take effect at the time of its receipt by the Fund unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. Any or all of the Directors may be removed by the affirmative vote of fifty percent (50%) or more of the full Board of Directors, provided, however, that any or all of the Preferred Appointed Directors may be removed only by the affirmative vote of at least 66 2/3% in voting power of all the then-outstanding Preferred Units of the Fund.

(x) Except as otherwise provided by applicable law, including the 1940 Act, any newly created directorship on the Board that results from an increase in the number of Directors, and any vacancy occurring in the Board that results from the death, resignation, retirement, disqualification or removal of a Director or other cause, shall be filled exclusively by the appointment and affirmative vote of a majority of the remaining Directors in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy or newly created directorship shall hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified, or until his or her death, resignation, retirement, disqualification or removal.

(xi) Subject to the limitations of Section 17(h) of the 1940 Act, a member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Fund and upon such information, opinions, reports or statements presented to the Fund by any of the Fund’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Fund.

(b) Committees of Board of Directors.

(i) The Board may designate one or more committees, including but not limited to an Audit Committee (the “Audit Committee”). Each such committee to consist of one or more of the Directors of the Fund.

(ii) The Audit Committee will operate pursuant to a charter approved by the Board, which will set forth the responsibilities of the Audit Committee.

(iii) Any such committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Fund. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of the greater of one-third or two members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum, and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

(c) Management by the Board.

(i) The business and affairs of the Fund shall be managed by or under the direction of the Board, except as may be otherwise provided by law. Unless otherwise specified in this Agreement, consent or approval by the Fund shall be determined by the Board.

(ii) The Board may appoint and elect (as well as remove or replace with or without cause), as it deems necessary, a President, a Chief Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, a Treasurer, a Secretary and any other officer of the Fund the Board determines to be necessary or advisable (collectively, the “Officers”). The names of each Officer and such Officer’s position as of the date hereof are listed on SCHEDULE B.

(iii) The Officers shall perform such duties and may exercise such powers as may be assigned to them by the Board.

(iv) Unless the Board decides otherwise, if the title of any person authorized to act on behalf of the Fund under this Section 3.4(c) is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 3.4(c). Any number of titles may be held by the same person. Any delegation pursuant to this Section 3.4(c) may be revoked at any time by the Board.

(v) The Board may authorize any Person, including any Officer, to sign on behalf of the Fund.

(d) Powers of Board. Except as otherwise explicitly provided herein, the Board shall have the power on behalf and in the name of the Fund to implement the objectives of the Fund and to exercise any rights and powers the Fund may possess, including the power to cause the Fund to (i) make any elections available to the Fund under applicable tax or other laws, (ii) make any investments permitted under this Agreement, (iii) satisfy any Fund obligations, or (iv) make any disposition of Fund assets. Notwithstanding any other provision of this Agreement, without the consent of any Member or other Person being required, subject to the 1940 Act and applicable law, the Fund is hereby authorized to execute, deliver and perform, and the Officers are, and each hereby is, authorized to execute and deliver, (x) a Subscription Agreement with each Member, (y) the Investment Advisory Agreement, and (z) any amendment of any such document (to the extent such amendment is approved in accordance with the terms of the relevant agreement and is consistent with the terms of this Agreement) and any other agreement, document or other instrument contemplated thereby or related thereto (to the extent that such other agreement, document or other instrument is consistent with the terms of the relevant agreement or this Agreement). Such authorization shall not be deemed a restriction on the power of the Board to cause the Fund to enter into other documents.

Section 3.5 Activities of Members. Notwithstanding any duty otherwise existing at law or in equity, but subject to the provisions of this Agreement and applicable laws (including the 1940 Act), any Member and its respective direct and indirect partners, members, stockholders, officers, directors, managers, trustees, employees, agents and Affiliates may invest, participate, or engage in (for their own accounts or for the accounts of others), or may possess an interest in, other financial ventures and investment and professional activities of every kind, nature and description, independently or with others, whether now existing or hereafter acquired or initiated, including but not limited to: management of other investment vehicles; investment in, financing, acquisition or disposition of securities; investment and management counseling; providing brokerage and investment banking services; or serving as officers, directors, managers, consultants, advisers or agents of other companies, partners of any partnership, members of any limited liability company or trustees of any trust (and may receive fees, commissions, remuneration or reimbursement of expenses in connection with these activities), whether or not such activities may conflict with any interest of the Fund or any of the Members. The fact that a Member may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of investment assets, other assets or other business ventures and may take advantage of such opportunities itself or introduce such opportunities to entities in which it has or does not have any interest shall not subject such Member to liability to the Fund or to any of the other Members on account of the lost opportunity. Nothing in this Agreement shall be deemed to prohibit any Member or any Affiliate of any Member from dealing with, or otherwise engaging in business with, any other Member or any Person transacting business with the Fund or any Portfolio Company. Neither the Fund nor any Member shall have any rights, solely by virtue of this Agreement, in or to any activities permitted by this Section 3.5 or to any fees, income, profits or goodwill derived from such activities.

Section 3.6 Meetings of Members.

(a) Place of Meetings. All meetings of the Members for any purpose shall be at any such place as shall be designated from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof.

(b) Meetings. Meetings of Members may be called by the Board, the Chair of the Board or the President. The Board of Directors may postpone, adjourn, reschedule or cancel any meeting of Members previously scheduled by the Board of Directors, the Chair of the Board or the President.

(c) Business at Meetings. For each meeting, only business specified in the Fund’s notice of meeting (or any supplement thereto) may be conducted at such meeting.

(d) Quorum; Adjournments. Unless otherwise required by law, Members holding a majority of the Units entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings; provided that where a separate vote of Common Units and Preferred Units is required, the holders of a majority of all issued and outstanding Common Units and Preferred Units, as applicable, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to each such matter. Abstentions will be treated as Units that are present and entitled to vote for purposes of determining the number present and entitled to vote with respect to any particular proposal but will not be counted as a vote in favor of such proposal.

If such quorum shall not be present or represented by proxy at any meeting, then either the chair of the meeting or Members entitled to vote thereat (present in person or represented by proxy) shall have the power to adjourn a vote from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

(e) Remote Participation. Unless otherwise required by law, Members may participate in a meeting of the Members by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at a meeting. Unless otherwise required by law, the Board may determine that a meeting of Members will be conducted solely by remote participation.

Section 3.7 Waiver of Notice. A written waiver of any notice, signed by a Member or Director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which such notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice, except attendance for the express purpose at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.8 Member Voting and Consents. Whenever action is required by this Agreement to be taken by a specified percentage in interest of the Members (or any class or group of Members), such action shall be deemed to be valid if taken upon the written vote or written consent of those Members (or those Members included in such class or group) whose Units represent the specified percentage of the aggregate outstanding Units of all Members (or all Members included in such class or group) at the time. Each Member shall be entitled to one vote for each Unit held on all matters submitted to a vote of the Members. For these purposes, a “majority-in-interest” shall mean a percentage in interest in excess of 50%.

If at any time Preferred Units have been issued and are outstanding, except as otherwise required by applicable law, any proposal:

(a) affecting the Common Unitholders but not the Preferred Unitholders shall require approval by the requisite percentage in interest of the Common Unitholders;

(b) affecting the Preferred Unitholders but not the Common Unitholders shall require approval by the requisite percentage in interest of the Preferred Unitholders;

(c) affecting both Common Unitholders and Preferred Unitholders, shall require approval by the requisite percentage in interest of the Common Unitholders and the Preferred Unitholders, voting together as a single class.

Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without a prior notice and without a vote if the consent, setting forth the action to be taken, is given in writing by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Written votes and written consents, and any signature referenced in or contemplated thereby, may be given, granted, or otherwise delivered by electronic transmission.

ARTICLE IV
INVESTMENTS AND ACTIVITIES

Section 4.1 Investment Objectives. The investment objective of the Fund is to generate current income and, to a lesser extent, long-term capital appreciation. The Fund seeks to achieve these objectives by investing primarily through directly originated loans to privately owned companies but also with liquid credit investments, like broadly syndicated loans, other select private credit investments. The Fund intends to invest across issuers, industries, geographies, and sponsors or ownership groups. Each investment held by the Fund is referred to herein as an “Investment” and collectively, the “Investments.”

Section 4.2 Borrowing.

(a) General. The Fund shall have the power to enter into, make and perform all such contracts and other undertakings, and engage in all such activities and transactions as the Board may deem necessary or advisable for or incidental to the carrying out of the Fund’s purpose and objectives (and all determinations, decisions and actions made or taken by the Board shall be conclusive and absolutely binding upon the Fund, the Members and their respective successors, assigns and personal representatives), including: (i) to incur and maintain indebtedness for borrowed money (including, whether directly or indirectly through one or more subsidiaries, through one or more credit facilities, the issuance of notes and other evidence of indebtedness), other indebtedness, financings or extensions of credit (“Financings”), (ii) to incur and maintain other obligations (including in connection with derivative financial instruments), (iii) to arrange and make guarantees to support any such Financings or other obligations and incur reimbursement obligations in respect of any such Financings, other obligations or guarantees, (iv) to pledge or assign or otherwise make available credit support for any such Financings, other obligations or guarantees, (v) to become contingently liable with respect to indebtedness for borrowed money of any Person, (vi) to utilize other forms of leverage (including without limitation, through owning directly or indirectly an equity interest in one or more collateralized loan obligations managed by the Investment Adviser or any of its affiliates (each, a “Financing CLO”)) and (vii) to enter into agreements, instruments and documents and take all other actions as the Fund deems necessary or appropriate in connection with incurring or maintaining Financings, other obligations or guarantees, in each such case. Without limiting the generality of the foregoing, the Fund is authorized, at its option and without notice to or consent of any Member, to hypothecate, mortgage, assign, transfer, make a collateral assignment or pledge or grant a security interest to any Lender or other holders of other obligations or guarantees of the Fund any or all assets of the Fund and/or its subsidiaries, any special purpose vehicles (including Financing CLOs), including Investments and deposit or other accounts into which Capital Contributions are credited or deposited (the “Assets”).

In furtherance thereof and without limiting the generality thereof, the Fund may, in each case subject to such other conditions as the Fund may reasonably determine, (a) authorize any Lender or holders of such other obligations or guarantees, including any agent or trustee acting on their behalf, as agent and on behalf of the Fund, or in such other capacity as the Fund may specify (i) to exercise any right or remedy of the Fund under this Agreement in respect of any Asset and (ii) to enforce the Members’ obligations under their respective Subscription Agreements and this Agreement, and (b) take any other action the Fund reasonably determines to be necessary for the purpose of providing such credit support (collectively, clauses (a) and (b), the “Lender Powers”); provided, that any exercise of such Lender Powers shall be made in accordance with this Agreement. In addition, the Fund is hereby authorized to provide to or receive from any Lender or holders of such indebtedness, or holders of other obligations or guarantees, including any agent or trustee acting on their behalf, financial information related to such Member and other documentation reasonably and customarily required to incur or assume such indebtedness, subject to applicable law, and in connection therewith, each Member hereby agrees to cooperate with the Fund with respect to the provision of such information and documentation.

Subject to applicable law, the Fund is authorized to enter into and maintain guarantees and other credit support of Financings of subsidiaries and other Persons in which the Fund has an interest or otherwise be liable on a joint and several basis and any such obligations in connection therewith may be cross-guaranteed as the Board determines is necessary or convenient in the conduct or promotions of the activities or business of the Fund.

Notwithstanding anything to the contrary in this Agreement, for so long as the Fund operates as a BDC, the total amount of indebtedness outstanding at any time (including, for this purpose, the Preferred Units) shall not cause the Fund to violate leverage requirements applicable to the Fund, including Section 61 of the 1940 Act.

(b) Beneficiary Rights. Notwithstanding anything herein to the contrary, any Lender or other Person granted a lien with respect to any of the Assets and/or the right to exercise any Lender Power shall be an intended beneficiary of this Agreement and shall be entitled to enforce the provisions of this Section 4.2.

Section 4.3 Distributions. Subject to the discretion of the Board of Directors, the requirements of Section 852(a) of Subchapter M of the Code (as and when applicable), the terms of any Financings or other obligations or Preferred Units and any other applicable legal requirements, the Fund intends with respect to the first taxable period in which the Fund qualifies for treatment as a RIC and annually thereafter, distribute substantially all of its investment company taxable income and net capital gain for each taxable year, which distributions may be in cash, in-kind, or a combination of cash and in-kind. Any distributions in-kind will be distributed among the Members in the same proportion and priority as cash distributions would be distributed among the Members and will be valued in accordance with the valuation policies of the Investment Adviser.

As a RIC, depending on the level of taxable income and net capital gain earned in a year, the Fund may retain certain net capital gain for reinvestment and carry forward taxable income for distribution in the following year and pay any applicable tax.

Anything in this Agreement to the contrary notwithstanding, no distribution shall be made to any Member if, and to the extent that, such distribution would not be permitted under the Delaware Act. Any distribution of securities shall be subject to such conditions and restrictions as the Board of Directors determines are required or advisable to ensure compliance with applicable law. In furtherance of the foregoing, the Board of Directors may require that the Members execute and deliver such documents as the Board of Directors may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such distribution.

Upon liquidation of the Fund pursuant to Article 9, after payment or provision for payment of the Fund’s debts and other liabilities and subject to the prior rights of any outstanding Preferred Units, the Fund’s remaining net assets will be distributed among Common Unitholders equally on a per Common Unit basis (subject to the payment of the fees pursuant to the Investment Advisory Agreement, the reimbursement of expenses and other fees pursuant to the Administration Agreement, and other Fund expenses).

ARTICLE V
CERTAIN RIGHTS AND PREFERENCES OF UNITS

Section 5.1 Classes of Units. The Units of the Fund that are outstanding and/or available for issuance will consist of (i) Class I Common Units (“Class I Units”) and (ii) Preferred Units, the preferences (if any), limitations and relative rights with respect to which will be as provided in this Agreement. The Units are membership interests in the Fund. The Board may create additional classes of Units (each such class, a “New Class”) having such relative rights, powers and duties as may from time to time be established by the Board.

Section 5.2 Class I Units. Except as otherwise provided herein, all Class I Units shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of the Class I Units will have the voting rights and the distribution rights of Common Unitholders described herein.

Section 5.3 Preferred Units. Without the consent of any Common Unitholder, the Board may cause the Fund to issue one class of Preferred Units, which Preferred Units would have rights senior to those of the Common Units, and such other characteristics as the Board may determine, but, for so long as the Fund operates as a BDC, in a manner that complies with the legal requirements applicable to a BDC. Prior to the issuance of a series of Preferred Units, the Board shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption.

ARTICLE VI
FEES AND EXPENSES; ADVISORY AGREEMENT; ADMINISTRATION AGREEMENT

Section 6.1 Fund Expenses. The Fund’s primary operating expenses (the “Fund Expenses”) include the payment of: (i) investment advisory fees pursuant to the Investment Advisory Agreement; (ii) costs and other expenses payable to the Administrator in performing its administrative obligations under an Administration Agreement; and (iii) other operating expenses as may be incurred by or on behalf of the Fund, as set forth in the Investment Advisory Agreement and the Administration Agreement or approved by the Board of Directors from time to time.

The Investment Adviser and/or its affiliates shall pay, whether directly or through reimbursement of the Fund, for all costs and expenses incurred in connection with the organization of the Fund, including, without limitation, the following: (i) the offering and sale of the Units of the Fund, (ii) the organization of the Fund, (iii) the election to be treated as a business development company under the 1940 Act, and (iv) the negotiation, execution and delivery of this Agreement, the Investment Advisory Agreement, Administration Agreement, and any related or similar documents, including, without limitation, any related legal and accounting fees and expenses, printing costs, travel and out-of-pocket expenses and filing fees.

Section 6.2 Investment Advisory Agreement. The Fund entered into an Investment Advisory Agreement with the Investment Adviser for investment advisory and management services, which may be amended from time to time.

Section 6.3 Administration Agreement. The Fund entered into an Administration Agreement with the Administrator for furnishing the Fund with administrative services necessary to conduct its day-to-day operations, which may be amended from time to time.

ARTICLE VII
CAPITAL OF THE FUND

Section 7.1 Capital Commitments. Each Member shall make a Capital Commitment to the Fund in the amount reflected in its Subscription Agreement.

Section 7.2 Capital Contributions.

(a) Drawdown. Capital Commitments will be drawn from the Members by the Fund as needed, with a minimum of ten (10) Business Days’ prior written notice (each, a “Drawdown”). Capital Commitments will be drawn in such amounts and proportions as will be determined by the Fund in its sole discretion (“Drawn Amounts”). Members may waive the ten (10) Business Days’ written notice requirement in their discretion. Each Member shall remit to the Fund the amount specified in such Drawdown notice on or before the due date specified therein (each, a “Drawdown Date”). Each Drawdown notice shall specify the aggregate amount then being called for the Fund, and the Capital Contribution. In connection with each Drawdown, the Members will receive a number of Units corresponding to the Capital Contribution, with such Units issued at a per-share price that will be determined prior to the issuance of such Units and in accordance with the 1940 Act, subject to a determination by the Board (including any committee thereof) or the Officers that such price is not below the Fund’s then current net asset value per Unit of the Fund (“NAV”) as required pursuant to the 1940 Act. Pending investment or the payment of Fund Expenses, the Adviser may hold such funds in any form it shall choose, including without limitation (a) in a non-interest bearing bank account of the Fund; (b) in a money market or similar cash management account; or (c) in a short term certificate of deposit or in government securities. The Fund may elect, in its sole discretion, to forgive, in whole or in part, a Member’s Capital Commitment and at such time the Member shall not have any further obligations in respect of Drawdowns or Capital Contributions hereunder with respect to such forgiven Capital Commitment.

(b) Use of Available Cash to Fund Drawdowns. The Adviser may determine to hold back and use available cash that otherwise would be distributable to a Member pursuant to Section 4.3 to pay all or part of any Capital Contribution that would otherwise be required to be made by such Member or to satisfy other obligations properly incurred in accordance with this Agreement. The amount of such available cash so held back shall be deemed to have been distributed to such Member and then re-contributed to the Fund by such Member as a Capital Contribution for the purpose to which it is applied.

(c) Re-Investment of Proceeds. The Adviser may, in its sole and absolute discretion, retain the cost basis of any investment in a Portfolio Company made by the Fund that is the subject of a sale, refinancing or other realization event, notwithstanding anything to the contrary in Section 4.3. Notwithstanding the foregoing, Members shall be obligated to fund remaining Capital Commitments (including without limitation, Capital Contributions required during any suspension or termination of the Fund’s investment program and through any wind down, dissolution, and termination of the Fund): (A) to cover Fund Expenses, including amounts payable under the Investment Advisory Agreement or Administration Agreement, indemnification obligations and Fund Expenses related to Investments; (B) to fund Investments and Fund Expenses related to Investments that are in process or as to which the Fund has entered into a commitment, definitive agreement, letter of intent, memorandum of understanding or similar document that shall be funded over a period of time in installments or otherwise (whether pursuant to the contractual arrangement(s) underlying such Investment or as otherwise determined appropriate by the Adviser in its discretion and regardless of whether the Fund determined an exact amount of such Investment or an anticipated range of the amount of such Investment), including Capital Contributions that may be required (or determined appropriate by the Adviser in its discretion) to be made to such Investment; (C) to repay amounts owing under any Financings; (D) to enter into any hedging transactions and to repay amounts owed under any such hedging transactions; (E) to effect follow-on Investments (including by disposing of an existing Investment or group of Investments in or related to a Portfolio Company and simultaneously or subsequently acquiring one or more other Investments in the same or any similar Portfolio Company, to the extent that the Adviser determines in its discretion that such transaction is in the interest of the Fund); and (F) in addition to the foregoing, to fund reserves for any of the purposes described in sub-clauses (A) through (E) hereof.

(d) Rights to Capital Contributions. Each Member acknowledges that except as specifically provided in this Agreement (a) no specific time has been agreed upon for the repayment of Capital Contributions, (b) no interest or other rate of return shall accrue on any Capital Contributions, (c) no Member shall have the right to withdraw or to be repaid any Capital Contribution made by it or to receive any other payment with respect to its Units, including without limitation as a result of the withdrawal of such Member from the Fund, (d) no Member shall have the right to demand or receive property other than cash in return for its Capital Contribution, and (e) no Member shall have priority over any other Member either as to the return of its Capital Contribution or as to allocations and distributions of profits, losses or distributions.

(e) Remedies Upon Drawdown Default. In the event that a Member fails to pay all or any portion of the Drawdown due from the Member on any Drawdown Date, (any such amount, together with the amount of the Member’s undrawn Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of five (5) Business Days, then the Fund shall be permitted to declare the Member to be in default on its obligations under this Agreement (collectively with any other Members declared to be in default under a Capital Commitment, the “Defaulting Members”) and shall be permitted to pursue one or any combination of the following remedies; provided, that any such remedies to be pursued against the Adviser or any of its affiliates shall be determined by the Board:

(i) Participation in Future Drawdowns. The Fund may prohibit the Defaulting Member from purchasing additional Units on any future Drawdown Date.

(ii) Forfeiture of Units. 25% of the Units then held by the Defaulting Member may be automatically forfeited and transferred on the books of the Fund to the other Members (other than any other Defaulting Members), pro rata in accordance with their respective number of Units held; provided that no Unit shall be transferred to any other Member pursuant to this Section 7.2(e)(ii) in the event that such transfer would (i) violate the Securities Act, the 1940 Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or such transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Code (the “Default Remedy Limitations”) (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any other Member from receiving a partial allocation of its pro rata portion of Units); and provided, further, that any Units that have not been transferred to one or more other Members pursuant to the previous proviso shall be allocated among the participating other Members pro rata in accordance with their respective number of Units held. The mechanism described in this Section 7.2(e)(ii) is intended to operate as a liquidated damages provision since the damage to the Fund and the other Members resulting from a default by the Defaulting Member is both significant and not easily susceptible to precise quantification. By entry into this Agreement, the Member agrees to this Section 7.2(e)(ii) and acknowledges that the automatic transfer of one quarter of its Units constitutes a reasonable liquidated damages remedy for any default of the Member’s obligations to fund a Drawdown.

(iii) Inability to Vote. To the maximum extent permitted by applicable law, the Defaulting Member hereby makes, constitutes and appoints the Fund with full power of substitution, its true and lawful proxy to exercise all voting and other rights of such Defaulting Member with respect to the Units, at every meeting of the Members of the Fund and in every written consent in lieu of such meeting in exact proportion to the votes or consents cast by Members other than Defaulting Members or, in the absence of any such Members, in the discretion of the proxy.

(iv) Shortfall Cover. The Fund will have the right to cover shortfalls arising from a Defaulting Member in any manner the Fund deems appropriate, including by drawing down additional capital from non-Defaulting Members; provided that (i) the amount of any shortfall funded by a non-Defaulting Member in connection with any investment may not exceed 150% of such non-Defaulting Member’s total capital contributions in respect of such investment in the absence of any such shortfall; and (ii) in no event will such non-Defaulting Member’s total capital contributions exceed its aggregate Capital Commitment.

(v) Other Remedies. The Fund shall have the right to charge commercially reasonable interest on the defaulted Drawdown amount and withhold distributions payable to the Defaulting Member, and may pursue any other remedies against the Defaulting Member available to the Fund at law or in equity. No course of dealing between the Fund and any Defaulting Member and no delay in exercising any right, power or remedy conferred in this Section 7.2(e) or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Fund may in its discretion institute a lawsuit against the Defaulting Member for specific performance of its obligation to pay any Drawdown and any other payments to be made by the Defaulting Member pursuant to this Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Agreement, the Member agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Fund in connection with the enforcement of this Agreement against the Member sustained as a result of any default by the Member and (ii) that any such payment shall not constitute payment of a Drawdown or otherwise reduce the Member’s Capital Commitment.

The Member agrees that this Section 7.2(e) is solely for the benefit of the Fund and shall be interpreted by the Fund against the Defaulting Member in the discretion of the Fund. The Member further agrees that the Member has no right to, and shall not seek to, enforce this Section 7.2(e) against the Fund or any other investor in the Fund.

ARTICLE VIII
DURATION OF THE FUND

Section 8.1 Term and Termination of the Fund. The term of the Fund shall continue until the dissolution of the Fund in accordance with this Section 8.1, or by operation of law. The Fund shall be dissolved (i) at any time upon the affirmative vote of a majority of the full Board of Directors, (ii) if there are no Members of the Fund, unless the business of the Fund is continued in accordance with this Agreement or the Delaware Act, or (iii) upon the entry of a decree of judicial dissolution under the Delaware Act.

Section 8.2 Sale or Merger. Subject to any restrictions of the 1940 Act and applicable law, the Board shall be entitled, without the approval of any Members, to cause the Fund to, among other things, sell, exchange or otherwise dispose of all or substantially all of the Fund’s assets in a single transaction or series of transactions, or approve on behalf of the Fund, the sale, exchange or disposition of all or substantially all of the Fund’s assets. The Board may also cause the sale of all or substantially all of the Fund’s assets under foreclosure or other realization without the consent of any Members.

ARTICLE IX
LIQUIDATION OF ASSETS ON DISSOLUTION

Section 9.1 General. Following dissolution, the Fund’s assets shall be liquidated in an orderly manner. The Board shall be the liquidator to wind up the affairs of the Fund pursuant to this Agreement. The Board as liquidator shall cause the Fund to pay or provide for the satisfaction of the Fund’s liabilities and obligations to creditors in accordance with the Delaware Act. In performing their duties, the Board as liquidator is authorized to sell, exchange or otherwise dispose of the assets of the Fund in such reasonable manner as the Board shall determine to be in the best interest of the Members.

Section 9.2 Liquidating Distributions; Priority.

(a) Priority. Subject to Section 18-804 of the Delaware Act, the proceeds of liquidation shall be applied in the following order of priority:

(i) First, to pay the costs and expenses of dissolution and liquidation; to pay or provide for the satisfaction of the Fund’s debts and other liabilities, including obligations to creditors in accordance with the Delaware Act; and to establish any reserves which the liquidator may deem necessary or advisable for any contingent or unmatured liability of the Fund, including the payment of the fees pursuant to the Investment Advisory Agreement and the reimbursement of expenses and other fees pursuant to the Administration Agreement;

(ii) Second, to the satisfaction of the prior rights of any outstanding Preferred Units, if issued; and

(iii) Thereafter, among the Common Unitholders equally on a per Common Unit basis.

(b) Distributions In-Kind. Notwithstanding the provisions of this Section 9.2, upon the dissolution and the winding-up of the affairs of the Fund, subject to applicable law and Section 4.3, the Board as liquidator may distribute ratably in-kind any assets of the Fund. Notwithstanding any provision of this Agreement to the contrary, the Board as liquidator may compel a Member to accept a distribution of any asset in-kind from the Fund even if the percentage of the asset distributed to the Member exceeds a percentage of the asset that is equal to the percentage in which the Member shares in distributions from the Fund.

Section 9.3 Duration of Liquidation. Such time as the Board determines in its sole discretion shall be allowed for the winding up of the affairs of the Fund in order to minimize any losses otherwise attendant upon such a winding up.

Section 9.4 Liability for Returns. None of the liquidator, the Directors, the Officers, the Investment Adviser and their respective partners, members, stockholders, officers, directors, managers, employees, agents and Affiliates shall be personally liable to any Member for the return of the Capital Contributions of any Member.

Section 9.5 Post-Dissolution Investments. Notwithstanding anything to the contrary set forth in this Article 9, but subject to the other limitations on investments set forth in this Agreement and the Delaware Act, the liquidator may, at any time or times after dissolution, cause the Fund to make additional investments in entities which were Portfolio Companies on the date of dissolution (including any successor to, or subsidiary of, a Portfolio Company), if the liquidator believe that such additional investments are in the best interest of the Members and in furtherance of the winding up of the affairs of the Fund.

ARTICLE X
LIMITATIONS ON TRANSFERS OF UNITS; REQUIRED TRANSFERS

Section 10.1 Transfers of Units.

(a) General. A Member may sell, assign, transfer, pledge, mortgage, hypothecate, gift, sale or otherwise dispose of or encumber (collectively, “Transfer”) its Units, including a Transfer of solely an economic interest, in whole or in part, provided, that (i) the Investment Adviser has provided its prior written consent, which may be given or withheld in the Investment Adviser’s sole discretion, (ii) any purported transferee satisfies applicable eligibility and/or suitability requirements, and (iii) any such Transfer is otherwise made in accordance with applicable laws and in compliance with this Agreement. Any attempted Transfer of all or any part of a Member’s Units in violation of this Agreement will be void to the maximum extent permitted by law, and any intended recipient of the Units will acquire no rights in such and will not be treated as a Member for any purpose. Each Transfer shall be subject to all of the terms, conditions, restrictions and obligations set forth in this Agreement and shall be evidenced by an assignment agreement executed by the transferor, the transferee(s) and the Fund, in form and substance satisfactory to the Fund. No Transfer will be effectuated except by registration of the Transfer on the Fund’s books.

(b) Reimbursement of Transfer Expenses. As a condition to the effectiveness of any transfer, the transferor or transferee shall pay all reasonable expenses, including out-of-pocket attorneys’ fees, incurred in connection with the assignment which may be effected as an offset to amounts otherwise distributable.

Section 10.2 Admission of Substituted Members.

(a) General. Any transferee of a Member’s Units transferred in accordance with the provisions of this Article 10 shall be admitted as a substituted Member upon its execution (whether on its own behalf or via an attorney-in-fact) of an assignment agreement and a Subscription Agreement and counterpart to this Agreement. Any transfer of Units in violation of the foregoing will be void, and any intended transferee will acquire no rights in such Units and will not be treated as a Member for any purpose.

(b) Effect of Admission. The transferee of Units transferred pursuant to this Article 10 that is admitted to the Fund as a substituted Member shall succeed to the rights and liabilities of the transferor Member with respect to such interest and, after the effective date of such admission, the Capital Contribution of the transferor with respect to the applicable class of Units being transferred shall become the Capital Contribution of the transferee, to the extent of the Units transferred. If a transferee is not admitted to the Fund as a substituted Member, (i) such transferee shall have no right to participate with the Members in any votes taken or consents granted or withheld by the Members hereunder, and (ii) the transferor shall remain liable to the Fund for all contributions and other amounts payable with respect to the transferred interest to the same extent as if no Transfer had occurred.

(c) Non-Compliant Transfer. If a Transfer has been proposed or attempted but the requirements of this Article 10 have not been satisfied, the Fund shall not admit the purported transferee as a substituted Member but, to the contrary, shall (i) continue to treat the transferor as the sole owner of the Units purportedly transferred in all respects, (ii) make no distributions to the purported transferee and incur no liability for distributions made in good faith to the transferor and (iii) not furnish to the purported transferee any tax or financial information regarding the Fund. The Fund shall also not otherwise treat the purported transferee as an owner of any Units (either legal or equitable), unless required by law to do so. To the maximum extent permitted by law, the Fund shall be entitled to seek injunctive relief, at the expense of the purported transferor, to prevent any such purported Transfer.

ARTICLE XI
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 11.1 Limitation of Liability. To the fullest extent permitted by applicable law, none of the Fund’s Officers, Directors or employees will be liable to the Fund or to any Member for any act or omission performed or omitted by any such person (including any acts or omissions of or by another Officer, Director or employee), in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 11.2 Indemnification.

(a) Third Party Actions. The Fund shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a Director, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Actions by or in the Right of the Fund. The Fund shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Fund to procure a judgment in its favor by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a Director, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Fund, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Fund unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Expenses. To the extent that a present or former Director or Officer of the Fund has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.2(a) or Section 11.2(b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) Determinations. Any indemnification under Section 11.2(a) or Section 11.2(b) (unless ordered by a court) shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of the Director or Officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, even though less than a quorum;

(ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; or

(iii) by independent legal counsel in a written opinion, if there are no such Directors, or such Directors so direct.

(e) Right to Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an Officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Fund in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Fund as authorized in this Section 11.2. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article 11 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of unitholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g) Certain Definitions.

(i) For purposes of this Article 11, references to “the Fund” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, Officers, and employees or agents, so that any person who is or was a Director, Officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 11 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation of its separate existence had continued.

(ii) For purposes of this Article 11, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Fund” shall include any service as a Director, Officer, employee or agent of the Fund which imposes duties on, or involves services by, such Director, Officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Fund” as referred to in this Article 11.

Section 11.3 Nature of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 11 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.4 Insurance. The Fund shall have power to purchase and maintain insurance (at the Fund’s expense) on behalf of any person who is or was a Director, Officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a Director, Officer, employee or agent of another fund, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Fund would have the power to indemnify him or her against such liability under the provisions of this Article 11.

Section 11.5 Limitation by Law. If any Indemnified Person or the Fund itself is subject to any federal or state law, rule or regulation which restricts the extent to which any Person may be exonerated or indemnified by the Fund, the limitation of liability provisions set forth in Section 11.1 and the indemnification provisions set forth in Section 11.2 shall be deemed to be amended, automatically and without further action by the Members, to the minimum extent necessary to conform to such restrictions. Without limiting the foregoing, for so long as the Fund is regulated under the 1940 Act, the limitation of liability and indemnification provisions shall be limited to the extent provided by the 1940 Act and by any valid rule, regulation or order of the U.S. Securities and Exchange Commission (the “SEC”) thereunder.

ARTICLE XII
AMENDMENTS

Section 12.1 Amendments.

(a) By Consent. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may be amended with the consent of the Board (which term includes any waiver, modification, or deletion of this Agreement) during or after the term of the Fund, together with the prior written consent of:

(i) If no Preferred Units have been issued and are outstanding, a majority-in-interest of the Common Unitholders; and

(ii) If Preferred Units have been issued and are outstanding:

(1) in the case of an amendment not affecting the rights of the Preferred Unitholders, a majority-in-interest of the Common Unitholders,

(2) in the case of an amendment not affecting the rights of the Common Unitholders (including rights or protections with respect to tax consequences of Common Unitholders), a majority-in-interest of the Preferred Unitholders, and

(3) in the case of an amendment affecting the rights (including rights or protections with respect to tax consequences of Common Unitholders) of both the Common Unitholders and the Preferred Unitholders, a majority-in-interest of the Common Unitholders and a majority-in-interest of the Preferred Unitholders.

(b) Without Consent. Notwithstanding the provisions of Section 12.1(a), the following amendments may be made with the consent of the Board and without the need to seek the consent of any Member:

(i) to add to the duties or obligations of the Board or surrender any right granted to the Board herein;

(ii) to cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or to correct any printing, stenographic or clerical errors or omissions in order that this Agreement shall accurately reflect the agreement among the Members;

(iii) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the U.S. Department of the Treasury, the U.S. Internal Revenue Service, the Board of Governors of the U.S. Federal Reserve or any other U.S. federal or state or non-U.S. governmental agency, or in any U.S. federal or state or non-U.S. statute, compliance with which the Board deems to be in the best interest of the Fund;

(iv) as the Board determines in good faith to be necessary or appropriate to enable any Member to comply with any applicable law, rule or regulation; provided, that such amendment does not materially adversely affect the rights granted to or liabilities of any other Member;

(v) to effect Additional Members becoming a party hereto or the creation or issuance of additional Units or classes of Units; or

(vi) to make changes that this Agreement specifically provides may be made by the Board without the consent of any Member, provided, however, that no amendment shall may be made pursuant to clauses (i) through (vi) above if such amendment would (1) subject any Member to any adverse economic consequences without such Member’s consent, (2) diminish the rights or protections of one or more Members (including, for the avoidance of doubt, provisions intended to protect one or more Members from suffering certain adverse tax consequences), or (3) diminish or waive in any material respect the duties and obligations of the Board to the Fund or the Members; provided, further, however, that any modification or amendment required solely to effect Additional Members becoming a party hereto or the creation or issuance of additional Units or classes of Units shall not constitute an amendment that would subject any Member to adverse economic consequences or diminish the rights or protections of one or more Members so long as such modification or amendment does not disproportionately affect a single holder of a class of Units in a material adverse manner with respect to the other holders of such class of Units.

(c) Consent to Amend Special Provisions. Notwithstanding the provisions of this Section 12.1, any provision in this Agreement that requires the consent, action or approval of a specified percentage in interest of the Members may not be amended without the consent of such specified percentage in interest of Members.

ARTICLE XIII ERISA MATTERS

Section 13.1 VCOC Qualification. The Fund intends to operate so that its assets are not deemed to include Plan Assets. The Fund shall use reasonable efforts to conduct the affairs of the Fund in such a manner that: (i) participation by “benefit plan investors” is not “significant” within the meaning of the Plan Asset Regulations, (ii) the Fund qualifies as a “venture capital operating company” (a “VCOC”) or other “operating company”, in each case, within the meaning of the Plan Asset Regulations or (iii) the Fund otherwise qualifies for an exemption from ERISA. In furtherance of such objective, the Fund or the Investment Adviser may cancel all or a portion of a Capital Commitment, or limit the Capital Contributions, of any Member, require the sale in whole or in part of any Member’s Units or assist in the sale in whole or in part of any Member’s Units, or require the withdrawal of all or a portion of a Member’s Units. To the extent that participation in the Fund by “benefit plan investors” is “significant” as of the Fund’s first long-term investment, the Fund, in its discretion, may (x) require or permit that the initial payments of Capital Contributions of the ERISA Members required to be made pursuant to Section 2.1 be held in escrow accounts that comply with U.S. Department of Labor Advisory Opinion 95 04A until and unless an initial long-term Investment is made that qualifies the Fund as a VCOC or other “operating company”, (y) require ERISA Members to fund their Capital Contributions in connection with the Fund’s first long-term Investment as early as possible on the date on which such Investment is made, or (z) take such other action that the Fund determines necessary to prevent the Fund from being deemed to hold Plan Assets before the date of the first long-term Investment. Prior to the Fund’s receipt of such initial payments, the Fund may require each ERISA Member to pay its ratable share of the investment advisory fees pursuant to the Investment Advisory Agreement, costs and other expenses payable to the Administrator in performing its administrative obligations under an Administration Agreement and other operating expenses as may be incurred by or on behalf of the Fund, as set forth in the Investment Advisory Agreement and the Administration Agreement or approved by the Board of Directors from time to time. The Fund shall notify each ERISA Member as soon as reasonably practicable after determining that the assets of the Fund are or are reasonably likely to be “plan assets” for purposes of ERISA or Section 4975 of the Code.

Section 13.2 Disqualified Persons. Notwithstanding anything that may be contrary herein, at any time when the Fund shall have determined that there is a material likelihood that the assets of the Fund may be deemed to be Plan Assets under the Plan Asset Regulations, as to any specified person, each ERISA Member shall provide to the Fund, as soon as possible upon request by the Fund (which request shall include disclosure of the person involved), a certificate (based on the knowledge of the appropriate fiduciary of such ERISA Member) identifying such persons that are or may be a “party-in-interest” or “disqualified person” (as defined in section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively) with respect to such ERISA Member as may be reasonably requested by the Fund.

ARTICLE XIV
ADMINISTRATIVE PROVISIONS

Section 14.1 Keeping of Accounts and Records; Certificate of Formation; Administrator.

(a) Accounts and Records. At all times the Fund shall keep proper and complete books of account, in which shall be entered fully and accurately the transactions of the Fund. Such books of account shall be kept on the accrual method of accounting for both tax and accounting purposes and shall be maintained in accordance with U.S. generally accepted accounting principles (“GAAP”). The Fund shall also maintain: (i) an executed copy of this Agreement (and any amendments hereto); (ii) the Certificate (and any amendments thereto); (iii) executed copies of any powers of attorney pursuant to which any document described in clause (i) or (ii) has been executed by the Fund; (iv) a current list of the name, address, Capital Contributions and taxpayer identification number, if any, of each Member; (v) copies of all tax returns filed by the Fund; and (vi) all financial statements of the Fund for each of the prior seven years. These books and records shall at all times be maintained in accordance with the Fund’s record retention policy.

(b) Certificate of Formation. The Fund shall file for record with the appropriate public authorities and, if required, publish the Certificate and any amendments thereto.

Section 14.2 Valuation. The fair value of the Fund’s assets will be determined pursuant to a valuation policy approved by the Board.

Section 14.3 Notices. Any written notice herein required to be given to the Fund by any of the Members shall be deemed to have been given if delivered in person or if sent by overnight courier service (for delivery within two (2) or fewer Business Days), or by email (including, for the avoidance of doubt, by e-mail containing an electronic link to a notice that such notice is electronically accessible) to the principal office of the Fund in Boston, Massachusetts, or to such other address or email address as the Fund may from time to time specify by notice to the Members.

Any written notice required to be given to a Member shall be deemed to have been given if sent to such Member at the address or email address set forth in the records of the Fund or such other address or email address as such Member shall have specified in writing to the Fund; provided that any call for capital required to be made under Article 3 shall also comply with the specific requirements of such section and the Subscription Agreement.

Notice, payment, demand or other communication shall be deemed to be delivered, given and received for all purposes:

(a) on the day of it being sent, where delivered in person, sent by email, and when sent on any Business Day during normal working hours at the place of receipt;

(b) on the following Business Day, where sent by email on any Business Day outside normal working hours or on any day which is not a Business Day; and

(c) on the second Business Day following the date dispatched by Federal Express, DHL or any comparable courier service.

Section 14.4 Accounting Provisions.

(a) Fiscal Year. For U.S. federal income tax purposes, the Fund’s year shall be such date as may be fixed from time to time by resolution of the Board of Directors unless otherwise required by the Code or permitted by applicable law. For financial reporting purposes, the Fund’s fiscal year shall be such date as may be fixed from time to time by resolution of the Board of Directors unless otherwise required or permitted by applicable law.

(b) Independent Auditors. The Fund’s independent public auditor shall be an independent registered public accounting firm, as determined by the Board of Directors.

Section 14.5 Tax Provisions.

(a) Tax Classification. The Fund shall be classified for U.S. federal income tax purposes as a partnership until the effective date of its election, which it shall file with the Internal Revenue Service, to cause the Fund to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

(b) Tax Information. The Fund will cause to be delivered after the end of each calendar year to each Member who was a Member at any time during such calendar year and is subject to U.S. federal, state, and local tax reporting obligations, information required under the Code that is necessary for the preparation of such Member’s U.S. federal, state, and local tax returns.

Each Member agrees that such Member will, upon request by the Fund, execute any forms or documents (including a power of attorney or settlement or closing agreement), provide or update any information (including an appropriately completed and executed Internal Revenue Service Form W-9 or W-8) and take any further action requested by the Fund, and that the Fund may execute any forms or documents or obtain any information on such Member’s behalf that relate to such Member’s investment in the Fund, in connection with any tax matter affecting the Fund.

Section 14.6 General Provisions.

(a) Power of Attorney. Each Member, by execution of this Agreement (including by execution of counterpart signature page hereto directly or via an attorney-in-fact), hereby constitutes and appoints any duly authorized representative of the Fund as its true and lawful representative and its attorney-in-fact, in its name, place and stead (i) to make, execute, sign and file any amendment to the Certificate of the Fund required because of an amendment to this Agreement, in order to effectuate any change in the Members or in the Capital Contributions of the Common Unitholders or otherwise, and all such other instruments, documents and certificates which may from time to time be required by the laws of the U.S., the State of Delaware, or any other state or any non-U.S. jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement, and continue the valid and subsisting existence of the Fund, or in connection with any tax filings of the Fund, or any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the dissolution and winding-up of the Fund (including a Certificate of Cancellation of the Fund’s Certificate); (ii) to make, execute, sign, deliver and acknowledge any instrument, agreement, indemnity or document of any kind (including, without limitation, deeds of accession) in connection with the in-kind distribution of and the transfer of Investments to such Member; (iii) to effect any amendment to this Agreement adopted in accordance with its terms; (iv) to make, execute and sign any documents, instruments and certificates necessary to sell the Common Units of any Defaulting Unitholder; and (v) to file, prosecute, defend, settle or compromise litigation, other claims or arbitration on behalf of the Fund.

Such representatives and attorneys-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacities, except as contemplated by clause (iii) of the immediately preceding paragraph. By way of clarification, any power of attorney granted by a Member under this Agreement is intended to be ministerial in scope and limited solely to those items permitted under the relevant grant of authority, and such powers of attorney are not intended to be a general grant of power to independently exercise discretionary judgment on the Member’s behalf or to vary the economic terms of the Member’s investment in the Fund, reduce the Member’s legal liability protection, increase the Member’s liability exposure to third parties, or undertake any new obligations, undertakings or investments on behalf of the Member (in each case to the extent not already specifically provided for in this Agreement). The power of attorney granted hereby is coupled with an interest and shall (i) be irrevocable for so long as a Member remains a Member, (ii) be deemed to be given to secure a proprietary interest of the donee of the power or performance of an obligation owed to the donee, (iii) survive and shall not be affected by the subsequent death, lack of capacity, dissolution, insolvency, termination or bankruptcy of any Member granting the same or the Transfer of all or any of such Member’s Units, and (iv) extend to such Member’s successors, assigns and legal representatives. Each Member, at the request of the Fund, shall execute additional powers of attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments executed, delivered, or filed by the Fund pursuant to this power of attorney, this Agreement shall prevail. The Fund may exercise this power of attorney by a single signature of a duly authorized representative of the Fund acting as attorney-in-fact for all Members with or without listing all of the Members executing an agreement, certificate, instrument, or document.

Except as otherwise specifically provided herein, the powers of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that the undersigned previously has executed. This power of attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior powers of attorney.

(b) Binding on Successors. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, permitted assigns and legal representatives of the parties hereto.

(c) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act.

(d) Severability. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

(e) Submission to Jurisdiction; Venue; Waiver of Jury Trial. Unless the Fund otherwise agrees in writing, any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts (to the fullest extent subject matter jurisdiction exists therefore) and, by execution and delivery of this Agreement, each Member hereby irrevocably accepts for him or herself and in respect of his or her property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Such Member hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Member, and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement in any of the aforementioned courts, that such courts lack personal jurisdiction over such Member. Such Member hereby irrevocably waives any objection that such Member may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably, to the extent permitted by applicable law, waives his or her rights to plead or claim and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. UNLESS THE FUND OTHERWISE AGREES IN WRITING, THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT.

(f) Waiver of Partition. Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Fund’s property.

(g) Securities Law Matters. Each Member understands that in addition to the restrictions on transfer contained in this Agreement, it must bear the economic risks of its investment for an indefinite period because the interests in the Fund have not been registered under the Securities Act or under any applicable securities laws of any state or other jurisdiction and, therefore, may not be sold or otherwise transferred unless they are registered under the Securities Act and any such other applicable securities laws or an exemption from such registration is available.

(h) Confidentiality.

(i) Each Member agrees to maintain the confidentiality of the Fund’s records, reports and affairs, and all information and materials furnished to such Member by the Fund, the Investment Adviser, the Administrator or their Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information respecting Portfolio Companies), without the express prior written consent of the disclosing party; provided that any Member may provide financial statements, tax returns and other information contained therein (i) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member) as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein, (ii) to potential transferees of such Member’s Fund interest that agree in writing, for the benefit of the Fund, to maintain the confidentiality thereof, but only after reasonable advance notice to the Fund, (iii) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Fund is given prior notice to enable it to seek a protective order or similar relief, (iv) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; and (v) in order to enforce rights under this Agreement. Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (a) information generally known to the public; (b) information obtained by a Member from a third party who is not prohibited from disclosing the information; (c) information in the possession of a Member prior to its disclosure by the Fund, the Investment Adviser, the Administrator or their Affiliates; or (d) information which a Member can show by written documentation was developed independently of disclosure by the Fund, the Investment Adviser, the Administrator or their Affiliates.

(ii) Notwithstanding anything to the contrary set forth herein, nothing in this Agreement in any way limits or restricts any Member from communicating with any governmental agency or entity, or communicating with any official or staff member of a governmental agency or entity, concerning matters relevant to the governmental agency or entity, including reporting any good faith allegation of unlawful employment practices, criminal conduct, or violation of the securities laws; participating in any related proceeding; making any truthful statements or disclosures required by law, regulation or legal process; or requesting or receiving confidential legal advice, nor does it require any Member to notify the Board or the Fund of any of the same.

(iii) To the extent permitted by applicable law, and notwithstanding the provisions of this Section 14.6(h), each of the Fund, the Investment Adviser, the Administrator or any of their Affiliates may, in its reasonable discretion, keep confidential from any Member information to the extent such Person reasonably determines that: (i) disclosure of such information to such Member likely would have a material adverse effect upon the Fund or a Portfolio Company due to an actual or likely conflict of business interests between such Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Fund, the Administrator, any of its Affiliates or a Portfolio Company; or (ii) such Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon the Fund, the Administrator, any of its Affiliates or a Portfolio Company. Notwithstanding the foregoing, each of the Fund, the Investment Adviser, the Administrator or any of their Affiliates shall, to the extent permitted by law or regulatory authority, promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened Proceeding in connection with the activities or operations of the Fund.

(iv) The Members: (i) acknowledge that the Fund, the Administrator, its Affiliates, and their respective direct or indirect members, managers, officers, directors and employees are expected to acquire confidential third-party information (e.g., through Portfolio Company directorships held by such Persons) that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Fund or the Members; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Delaware Act as a result of acquiring, holding or failing to disclose such information to the Fund or the Members.

(i) Fixing the Record Date. In order for the Fund to determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, be no more than sixty (60) nor less than ten (10) days prior to the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the Members entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(j) Notices to Members. The Fund will notify the Members (i) as soon as reasonably practicable following any amendment to the PPM, and (ii) within forty-five (45) Business Days of a change in the independent auditors of the Fund (including in the notification a general description of the reasons therefore and the name of the new independent auditors).

(k) Contract Construction; Headings; Counterparts. Whenever the context of this Agreement permits, the masculine gender shall include the feminine and neuter genders (and vice versa), and reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and the parties intend that this Agreement shall be construed and reformed in all respects as if any such invalid or unenforceable provision(s) were omitted or, at the direction of a court, modified in order to give effect to the intent and purposes of this Agreement. References in this Agreement to particular sections of the Code or the Delaware Act or any other statute shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring any covenant, term, or provision to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. Notwithstanding the provisions of this Agreement or any Subscription Agreement, without any further act, approval or vote of any Member, the Fund may enter into side letters or other writings with individual Members which have the effect of establishing rights under, or, to the extent permitted by law, altering or supplementing, the terms of, this Agreement, any Subscription Agreement of such Member, or any other document entered into by the Fund (an “Other Agreement”). This Agreement, together with the related Subscription Agreement and any Other Agreement (if any) between the Fund and any Member, shall constitute the entire agreement and understanding among the respective parties to such agreements with respect to the subject matter hereof and thereof, and to the extent of any conflict between this Agreement or a Member’s Subscription Agreement on the one hand, and an Other Agreement of a Member on the other, the terms of such Other Agreement shall control between the Fund and such Member. There are no representations, warranties or agreements made by the Fund except to the extent set forth in this Agreement, the Subscription Agreements and any such Other Agreement (if applicable). This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement or amendment, as the case may be.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement of Fidelity Private Credit Company II LLC as of the day, month and year first above written.

FUND:

Fidelity Private Credit Company II LLC
By:	/s/Heather Bonner
Name: Heather Bonner
Title: President and Treasurer

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement of Fidelity Private Credit Company II LLC as of the day, month and year first above written.

Each of the Persons who has executed a Subscription Agreement, agreeing to purchase Common Units in the Fund, to be admitted to the Fund as a Member and to be bound by the terms of the Agreement:

By:	/s/Heather Bonner
an authorized representative of the Fund as attorney-in-fact for such Persons
Name: Heather Bonner
Title: President and Treasurer

APPENDIX I

Fidelity Private Credit Company II LLC

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both singular and plural forms of the terms so defined). Additional defined terms are set forth in the provisions of this Agreement to which they relate.

Additional Member	As set forth in Section 3.3(c).
Administration Agreement	That certain administration agreement pursuant to which the Administrator will act as administrator to the Fund, as in effect from time to time.
Administrator	Fidelity Diversifying Solutions LLC, or any successor thereto.
Affiliate

With respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person. For this purpose, each Officer shall be deemed to be an Affiliate of the Investment Adviser, but Portfolio Companies or portfolio companies of any other investment vehicle advised by the Investment Adviser or its Affiliates shall not be considered Affiliates of the Board, the Investment Adviser, any Officer, any member of the Board or any member or manager of the Investment Adviser. “Affiliated” shall have the corresponding meaning.

Agreement	As set forth in the introductory paragraph to this Agreement.
Assets	As set forth in Section 4.2(a).
Audit Committee	As set forth in Section 3.4(b)(i).
BDC	A business development company as defined in Section 2(a)(48) of the 1940 Act.
Board or Board of Directors	As set forth in Section 3.4(a)(i).
Business Day	Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Capital Commitments	As set forth in Section 7.2(a).

App. I - 1

Capital Contribution	As set forth in Section 3.3(a).
Certificate	As set forth in the preamble
Chair of the Board	As set forth in Section 3.4(a)(i).
Class I Units	Class I common units of limited liability company interests in the Fund.
Code	The United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.
Common Unitholders	Any Person who has entered into this Agreement and a Subscription Agreement pursuant to which such Person has agreed to purchase Common Units of the Fund.
Common Units	The Class I Units and any new class of Common Units that may be established by the Fund in the future.
Credit Support	As set forth in Section 4.2(a).
Default Remedy Limitations	As set forth in Section 7.2(e)(ii).
Defaulted Commitment	As set forth in Section 7.2(e).
Defaulting Members	As set forth in Section 7.2(e).
Delaware Act	As set forth in the preamble
Director	As set forth in Section 3.4(a).
Drawn Amounts	As set forth in Section 7.2(a).
Drawdown	As set forth in Section 7.2(a).
Drawdown Date	As set forth in Section 7.2(a).
ERISA Member

A Member that is and that has identified itself in its Subscription Agreement to the Fund to be: (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA; (ii) a “plan” as defined in Section 4975(e) of the Code that is subject to the prohibited transaction provisions of Section 4975 of the Code; or (iii) an entity whose underlying assets are treated as Plan Assets under Section 3(42) of ERISA or otherwise for purposes of ERISA or Section 4975 of the Code.

App. I - 2

Fund	As set forth in the introductory paragraph of this Agreement.
Fund Expenses	As set forth in Section 6.1.
Exchange Act	The U.S. Securities Exchange Act of 1934, as amended.
Financings	As set forth in Section 4.2(a).
Financing CLO	As set forth in Section 4.2(a)(vi).
former Members	As set forth in Section 3.2(a).
GAAP	As set forth in Section 14.1(a).
Indemnified Person	As set forth in Section 11.1.
Independent Director	As set forth in Section 3.4(a)(viii).
Initial Closing Date	As set forth in Section 3.3(a).
Initial Drawdown Date	As set forth in Section 3.3(b).
Investment or Investments	As set forth in Section 4.1.
Investment Adviser	Fidelity Diversifying Solutions LLC, or any successor thereto.
Investment Advisory Agreement	That certain investment advisory agreement pursuant to which the Investment Adviser will act as investment adviser to the Fund, as in effect from time to time
1940 Act	The Investment Company Act of 1940, as amended.
Lender

(i) any lender, issuer of letters of credit or provider of other financing or extensions of credit, (ii) any holder of indebtedness, assignments, guarantees or other obligations relating to any of the foregoing, and (iii) any of their respective agents, trustees, successors and assigns.

Lender Power	As set forth in Section 4.2(a).
majority-in-interest	As set forth in Section 3.8.

App. I - 3

Members	As set forth in the introductory paragraph of this Agreement.
NAV	As set forth in Section 7.2(a).
New Class	As set forth in Section 5.1.
Officers	As set forth in Section 3.4(c).
Other Agreement	As set forth in Section 14.6(k).
Person

Any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, statutory or business trust, cooperative or association or any governmental body or agency, and the heirs, executors, administrators, legal representative, successors and assigns of such Person where the context so permits.

Plan Assets	Has the meaning set forth in Department of Labor Regulations set forth at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA or pursuant to 29 C.F.R. § 404(c)-1.
Plan Assets Regulation

The regulation concerning the definition of “plan assets” under ERISA adopted by the United States Department of Labor and codified in Section 3(42) of ERISA and the Department of Labor Regulations set forth at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, and pursuant to 29 C.F.R. § 404(c)-1.

Portfolio Company	Any entity in which the Fund holds an investment.
PPM	The private placement memorandum, as amended or supplemented from time to time, prepared by the Fund with respect to the offering of Units.
Preferred Appointed Directors	As set forth in Section 3.4(a).
Preferred Unitholders	Any Person who has entered into this Agreement and a Subscription Agreement pursuant to which such Person has agreed to purchase Preferred Units of the Fund.
Preferred Units	Preferred units of limited liability company interests in the Fund.
President	As set forth in Section 3.4(a)(i).
RIC	A regulated investment company as defined in the Code.
SEC	As set forth in Section 11.5.

App. I - 4

Securities Act	The U.S. Securities Act of 1933, as amended.
Subscription Agreement

With respect to each Member, the subscription agreement entered into by and between the Fund and such Member, pursuant to which such Member agrees to make a Capital Commitment to the Fund and purchase such Member’s Units, in each case, as amended, supplemented, or otherwise modified from time to time.

Subsequent Closing	As set forth in Section 3.3(b).
Subsequent Closing Date	As set forth in Section 3.3(b).
Transfer	As set forth in Section 10.1(a).
Unitholders	The Common Unitholders and the Preferred Unitholders
Units	Collectively, the Common Units and the Preferred Units.
VCOC	As set forth in Section 13.1.

App. I - 5

SCHEDULE A

Schedule of Directors

Name
David B. Jones, Chair
Jennifer M. Birmingham
Matthew J. Conti
Thomas F. Flannery
Tara C. Kenney

Sch. A - 1

SCHEDULE B

Schedule of Officers

Name	Position
Heather Bonner	President and Treasurer
Stephanie Caron	Chief Financial Officer
Nicole Macarchuk	Secretary and Chief Legal Officer
Ksenia Portnoy	Chief Compliance Officer
David Gaito	Vice President
Robert Gannon	Vice President
Hadi Husain	Vice President
Therese Icuss	Vice President
Harley Lank	Vice President
Christopher Quinlan	Vice President
Jeffrey Scott	Vice President
Andrew Dabrowski	Assistant Vice President
Scott Hummel	Assistant Vice President
Lisa Kasparian	Assistant Vice President
Joseph Palowich	Assistant Vice President
William Yoon	Assistant Vice President
Joseph Benedetti	Assistant Secretary
Nati Davidi	Assistant Secretary
Christina Zervoudakis	Assistant Secretary
Joyce Todisco	Deputy Treasurer
Craig S. Brown	Assistant Treasurer

Sch. B - 1

Name	Position
Jonathan Davis	Assistant Treasurer
Laura M. Del Prato	Assistant Treasurer
Colm A. Hogan	Assistant Treasurer
Christopher Maher	Assistant Treasurer
Stacie M. Smith	Assistant Treasurer
James Wegmann	Assistant Treasurer

Sch. B - 2